                                                                     Exhibit 2.1

================================================================================

                         SECURITIES PURCHASE AGREEMENT



                                 By and Among



                                 WILTEK, INC.,



               COMMERCIAL ELECTRONICS CAPITAL PARTNERSHIP, L.P.



                                      and



                        COMMERCIAL ELECTRONICS, L.L.C.



                        ______________________________

                         Dated as of January 28, 1999
                        ______________________________


================================================================================

                               Table of Contents
                               -----------------

                                                                        Page

ARTICLE 1

    DEFINITIONS........................................................  1
      1.1  Definitions.................................................  1
      1.2  Accounting Terms; Financial Covenants.......................  7

ARTICLE 2

    PURCHASE AND SALE..................................................  7
    2.1    Purchase and Sale of Preferred Shares and Warrants..........  7
    2.2    Closing.....................................................  8

ARTICLE 3

    CONDITIONS TO THE OBLIGATION
     OF THE PURCHASERS TO CLOSE........................................  8
    3.1    Representations and Warranties True.........................  8
    3.2    Compliance with this Agreement..............................  8
    3.3    Officer's Certificate.......................................  8
    3.4    Secretary's Certificate.....................................  8
    3.5    Documents...................................................  9
    3.6    Stock Purchase Agreement....................................  9
    3.7    Side Letter.................................................  9
    3.8    Purchase Permitted by Applicable Laws; Legal Investment.....  9
    3.9    Filing of Certificate of Amendment..........................  9
    3.10   Opinion of Counsel..........................................  9
    3.11   Approval of Counsel to the Purchaser........................  9
    3.12   Consents and Approvals......................................  9
    3.13   No Material Adverse Change ................................. 10
    3.14   Conduct of Business......................................... 10
    3.15   Registration Rights Agreement............................... 10
    3.16   Certificate of Incorporation and By-Laws of the Company..... 10
    3.17   No Litigation............................................... 10
    3.18   No Default or Breach........................................ 10

 ARTICLE 4

   CONDITIONS TO THE OBLIGATION  OF THE COMPANY TO CLOSE............... 11
    4.1    Representations and Warranties True......................... 11
    4.2    Compliance with this Agreement.............................. 11

                                                                       Page
                                                                       ----
    4.3  Issuance Permitted by Applicable Laws......................... 11
    4.4  Approval of Counsel to the Company............................ 11
    4.5  Consents and Approvals........................................ 11
    4.6  No Litigation................................................. 11

 ARTICLE 5

    REPRESENTATIONS AND
    WARRANTIES OF THE COMPANY.......................................... 12
    5.1  Corporate Existence and Power................................. 12
    5.2  Corporate Authorization; No Contravention..................... 12
    5.3  Governmental Authorization; Third Party Consents.............. 13
    5.4  Binding Effect................................................ 13
    5.5  No Legal Bar.................................................. 13
    5.6  Litigation.................................................... 13
    5.7  No Default or Breach.......................................... 14
    5.8  Real Properties............................................... 14
    5.9  Taxes......................................................... 14
    5.10 Financial Condition; No Undisclosed Liabilities............... 14
    5.11 No Material Adverse Change.................................... 15
    5.12 Environmental Matters......................................... 15
    5.13 Investment Company............................................ 15
    5.14 Subsidiaries.................................................. 15
    5.15 Capitalization................................................ 16
    5.16 Solvency...................................................... 16
    5.17 Intellectual Property......................................... 16
    5.18 Anti-Dilution Protection...................................... 17
    5.19 Registration Rights Agreements................................ 18
    5.20 Private Offering.............................................. 18
    5.21 Contractual Obligations....................................... 18
    5.22 Receivables................................................... 19
    5.23 Operations of the Company..................................... 19
    5.24 Contracts Affecting Stockholders.............................. 20
    5.25 ERISA......................................................... 21
    5.26 Related Party Transactions.................................... 22
    5.27 Broker's, Finder's or Similar Fees............................ 22

ARTICLE 6
    REPRESENTATIONS AND
    WARRANTIES OF THE PURCHASERS....................................... 22
    6.1 Existence and Power............................................ 23
    6.2 Authorization; No Contravention................................ 23
    6.3 Binding Effect................................................. 23

                                                                        Page
                                                                        ----

    6.4 No Legal Bar...................................................  23
    6.5 Purchase for Own Account.......................................  23
    6.6 Sophistication.................................................  24
    6.7 Broker's, Finder's or Similar Fees.............................  25
    6.8 Additional Representations.....................................  25
    6.9 Contribution...................................................  25

ARTICLE 7

INDEMNIFICATION......................................................... 25
    7.1  Indemnification by the Company................................. 25
    7.2  Indemnification By the Purchasers.............................. 26
    7.3  Notification................................................... 26
    7.4  Expense Reimbursement.......................................... 27
    7.5  Registration Rights Agreement.................................. 27

ARTICLE 8

AFFIRMATIVE COVENANTS..................................................  27
    8.1  Financial Statements..........................................  27
    8.2  Preservation of Corporate Existence...........................  28
    8.3  Payment of Obligations........................................  29
    8.4  Compliance with Laws..........................................  29
    8.5  Notices.......................................................  29
    8.6  Issue Taxes...................................................  30
    8.7  Reservation of Shares.........................................  30
    8.8  Inspection....................................................  30
    8.9  Board Representation..........................................  30
    8.10 Registration and Listing......................................  31
    8.11 Preemptive Right..............................................  32
    8.12 Severance Arrangements........................................  32
    8.13 Transactions with Affiliates..................................  32
    8.14 No Inconsistent Agreements....................................  33
    8.15 No Solicitation...............................................  33
    8.16 Securities Law Compliance.....................................  33

ARTICLE 9

TERMINATION............................................................  34
    9.1  Termination...................................................  34
    9.2  Fees and Expenses.............................................  34
    9.3  Procedure for the Effect of Termination.......................  35

                                                                       PAGE
                                                                       ----

ARTICLE 10 MISCELLANEOUS............................................... 35
    10.1  Survival of Provisions....................................... 35
    10.2  Notices...................................................... 35
    10.3  Successors and Assigns....................................... 36
    10.4  Amendment and Waiver......................................... 36
    10.5  Counterparts................................................. 37
    10.6  Headings..................................................... 37
    10.7  Determinations............................................... 37
    10.8  Governing Law................................................ 37
    10.9  Jurisdiction................................................. 37
    10.10 Severability................................................. 38
    10.11 Rules of Construction........................................ 38
    10.12 Remedies..................................................... 38
    10.13 Entire Agreement............................................. 38
    10.14 Attorneys' Fees.............................................. 38
    10.15 Publicity.................................................... 39

EXHIBITS

Exhibit A  Medical Benefit Letter
Exhibit B  Escrow Agreement
Exhibit C  Form of Certificate of Amendment
Exhibit D  Form of Warrant
Exhibit E  Form of Registration Rights Agreement

                  SECURITIES PURCHASE AGREEMENT, dated as of January 28, 1999, by and among WILTEK, INC., a corporation organized under the laws of Connecticut (the "Company"), COMMERCIAL ELECTRONICS CAPITAL PARTNERSHIP, L.P., a Delaware
      -------
limited partnership, and COMMERCIAL ELECTRONICS, L.L.C., a Delaware limited liability company (collectively, the "Purchasers").
                                      ----------
                  The Company desires to issue to the Purchasers, and the Purchasers desire to purchase from the Company, (i) 1,000,000 shares of the Company's Series A Senior Convertible Preferred Stock, no par value (the "Preferred Stock"), and Warrants to purchase up to 1,500,000 shares of the Company's Common Stock, no par value (the "Common Stock"), upon the terms and subject to the conditions set forth in this Agreement.

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE 1

                                  DEFINITIONS
                                  -----------

      1.1  Definitions.  As used in this Agreement, and unless the context
           -----------
requires a different meaning, the following terms have the meanings indicated:

       "Actions or Proceedings" shall have the meaning assigned to that term in
        ----------------------
Section 7.1.

       "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of
        ---------
the General Rules and Regulations under the Exchange Act.

       "Agreement" means this Agreement, as the same may be amended,
        ---------
supplemented or modified in accordance with the terms hereof.

       "Benefit Plans" has the meaning assigned to that term in Section 5.25.
        --------------

       "Board" means the Board of Directors of the Company.
        -----

       "Business Day" means any day other than a Saturday, Sunday or other day
        ------------
on which commercial banks in the City of New York are authorized or required by law or executive order to close.

            "Certificate of Amendment" means the Certificate of Amendment
            ------------------------
setting forth the Designations, Rights and Preferences with respect to the Preferred Stock attached hereto as Exhibit C.

           "Closing" has the meaning assigned to that term in Section
            -------
2.2.

           "Closing Date" means the date specified in Section 2.2.
            ------------

           "Code" means the Internal Revenue Code of 1986, as amended.
            ----

           "Commission" means the Securities and Exchange Commission or
            ----------
any similar agency then having jurisdiction to enforce the Securities Act.

           "Common Stock" means the Common Stock, no par value, of the
            ------------
Company.

           "Company" means Wiltek, Inc., a Connecticut corporation.
            -------

           "Contingent Obligation" means, as applied to any Person, any
            ---------------------
direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (the "primary
                                                                      -------
obligation") of another Person (the "primary obligor"), including, without
----------                           ---------------
limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the Company shall be deemed not to have a Contingent
--------  -------
Obligation by virtue of its guaranty of obligations of a Subsidiary that, except for shares held by nominees, is wholly owned by the Company. The amount of any Contingent Obligation shall be deemed to be the stated amount of such Contingent Obligation or, if there is no such stated amount, an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

            "Contractual Obligations" means as to any Person, any
             -----------------------
provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.




                  "Disclosure Letter" has the meaning assigned to that term in
                   -----------------
Article 5.

                  "Environmental Laws" means any federal, state, territorial,
                   ------------------
provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any contaminant including, without limitation, medical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, person, property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et
                                                                            --
seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.),
---                                                                  -- ---
the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the
                                                               -- ---
Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air
                                                        -- ---
Act (42 U.S.C. ss. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651
         -- ---
et seq.), as such laws have been amended or supplemented and any analogous
-- ---
future federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

                  "ERISA" has the meaning assigned to that term in Section 5.25.
                   -----

                  "Escrow Agreement" has the meaning assigned to that term in
                   ----------------

Section 3.7.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
amended, and the rules and regulations of the Commission thereunder.

                  "GAAP" means generally accepted accounting principles in the
                   ----
United States in effect from time to time.

                  "Governmental Authority" means the government of any nation,
                   ----------------------
state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means (i) any "hazardous waste" or
                   -------------------
"solid waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder;
(iii) any "pollutant" or "toxic pollutant" or "oil" as defined in the Clear Water Act, as amended, and regulations promulgated thereunder; (iv) asbestos;
(v) polychlorinated biphenyls; and (vi) any waste oils.

                  "Holder" means the Purchasers and any subsequent direct or
                   ------
indirect transferee of Preferred Shares or Warrants, other than a transferee who has acquired such securities under circumstances not requiring a legend as described in Section 6.5.

                  "Indebtedness" means as to any Person, (a) all obligations of
                   ------------
such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation.

                  "Indemnified Party" shall have the meaning assigned to that
                   -----------------
term in Section 7.3.

                  "Indemnifying Party" shall have the meaning assigned to that
                   ------------------
term in Section 7.3.

                  "Intellectual Property" shall mean all of the following as
                   ---------------------
they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company:

                  (i) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

                  (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

                  (iii) copyright registrations and applications for registration thereof and non-registered copyrights;

                  (iv) trade secrets, concepts, ideas, designs, research processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "Technology"); and
                                                  ----------
                  (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto, licensed to or from the Company (the "Software").

                  "IP Licenses" has the meaning assigned to that term in Section
                   -----------
5.17(b).

                  "Liabilities" shall have the meaning assigned to that term in
                   -----------
Section 7.1.

                  "Lien" means any mortgage, deed of trust, pledge,
                   ----
hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

                  "Medical Benefit Letter" has the meaning assigned to that term
                   ----------------------
in Section 3.7.

                  "Minimum Amount" has the meaning assigned to that term in
                   --------------
Section 7.1.

                  "NASDAQ" mean the National Association of Securities Dealers,
                   ------
Inc. Automated Quotation System.

                  "New Securities" has the meaning assigned to that term in
                   --------------
Section 8.11.

                  "NYSE" means the New York Stock Exchange, Inc.
                   ----

                  "Person" means any individual, firm, corporation, limited
                   ------
liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Shares" has the meaning assigned to that term in
                   ----------------
Section 2.1.

                  "Preferred Shares Purchase Price" has the meaning assigned to
                   -------------------------------
that term in Section 2.1.

                  "Preferred Stock" means the Series A Senior Convertible
                   ---------------
Preferred Stock, no par value, of the Company.

                  "Prohibited Activities" has the meaning assigned to that term
                   ---------------------
in Section 8.15.

                  "Products" has the meaning assigned to that term in Section
                   --------
5.17(h).

                  "Proposed Intellectual Property Agreements" has the meaning
                   -----------------------------------------
assigned to that term in Section 5.17(c).

                  "Purchasers" means Commercial Electronics Capital Partnership,
                   ----------
L.P., a Delaware limited partnership, and Commercial Electronics, L.L.C., a Delaware limited liability company.

                  "Registration Rights Agreement" means the Registration Rights
                   -----------------------------
Agreement in the form attached hereto as Exhibit E.

                  "Requirements of Law" means as to any Person, any law, treaty,
                   -------------------
rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations of the Commission thereunder.

                  "Selling Stockholders" means any of the persons listed on
                   --------------------
Schedule I to the Stock Purchase Agreement.

                  "Stock Purchase Agreement" means the Stock Purchase Agreement,
                   ------------------------
dated January 28, 1999, among the Selling Stockholders and the Purchasers.

                  "Solvent" means, with respect to any Person, that the fair
                   -------
saleable value of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

                  "Systems" has the meaning assigned to that term in Section
                   -------
5.17(c).

                  "Subsidiary" means, with respect to any Person, a corporation,
                   ----------
partnership or other entity of which 50% or more of the voting power of the voting equity securities or equity interest, or rights to profits, is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Time of Purchase" has the meaning provided therefor in
                   ----------------
Section 2.2.

                  "Warrants" means the warrants, substantially in the form of
                   --------
Exhibit D hereto, to be acquired by the Purchasers hereunder entitling the holders thereof to purchase initially up to 1,500,000 shares of Common Stock, as such number may be adjusted from time to time in accordance with the terms thereof.

                  "Warrants Purchase Price" has the meaning assigned to that
                   -----------------------
term in Section 2.1.

                  "Year 2000 Compliant" has the meaning assigned to that term in
                   -------------------
Section 5.17(h).

                  1.2 Accounting Terms; Financial Covenants. All accounting
                      -------------------------------------
terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                ARTICLE 2

                           ARTICLE PURCHASE AND SALE
                           -------------------------

         2.1 Purchase and Sale of Preferred Shares and Warrants.  Subject to the
             --------------------------------------------------
terms and conditions set forth herein, the Company agrees that it will issue to the Purchasers, and the Purchasers agree that they will acquire from the Company, at the Time of Purchase, in the aggregate, (i) 1,000,000 shares of Preferred Stock, for an aggregate purchase price of $2,985,000 (the "Preferred
                                                                     ---------
Shares Purchase Price"), and (ii) the Warrants, for an aggregate purchase price
---------------------
of $15,000 (the "Warrants Purchase Price"), in cash, by wire transfer of
                 -----------------------
immediately available funds to an account designated in a notice delivered to the Purchasers not later than two Business Days prior to the Closing Date. The number of shares of Preferred Stock and Warrants to be acquired by each Purchaser, and the purchase price to be paid therefor, is set forth on Schedule I hereto. The shares of Preferred Stock being purchased pursuant hereto are referred to herein as the "Preferred Shares." The Preferred Shares shall have
                           ----------------
the rights and preferences set forth in the Certificate of Amendment.

         2.2 Closing. The purchase and issuance of the Preferred Shares and the Warrants shall take place at the closing (the "Closing") to be held at the
                                               -------
offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on January 28, 1999 (the "Closing
                                                                  -------
Date"), at 10:00 a.m., New York City time, or on such other date and at such
----
other time as the Purchasers and the Company may mutually agree. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Preferred Shares and issue the Warrants to the Purchasers by delivering to the Purchasers duly executed certificates representing the Preferred Shares and the Warrants registered in the name of the Purchaser acquiring such Preferred Shares and Warrants, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchasers shall purchase the Preferred Shares and the Warrants for the Preferred Shares Purchase Price (less $50,000, which has been paid by the Purchasers to the Company prior to the date hereof) and the Warrants Purchase Price, respectively. The time at which such Closing shall be concluded is herein called the "Time of Purchase."
                                                 ----------------

                                   ARTICLE 3
                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE
                          --------------------------
                  The obligation of the Purchasers to purchase the Preferred Shares and the Warrants at the Closing shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

           3.1  Representations and Warranties True.  The representations and
                -----------------------------------
warranties of the Company contained in Article 5 hereof shall be true and correct in all material respects at and as of the Time of Purchase (and after giving effect to the transactions contemplated hereby) as if made at and as of such date.


           3.2  Compliance with this Agreement.  The Company shall have
                ------------------------------
performed and complied with its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

           3.3  Officer's Certificate.  The Purchasers shall have received a
                ---------------------
certificate, dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections
3.1 and 3.2 hereof have been satisfied on and as of such date.

           3.4  Secretary's Certificate.  The Purchasers shall have received a
                -----------------------
certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying the truth and correctness of attached copies of the Certificate of Incorporation and By-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

           3.5  Documents. The Purchasers shall have received copies of such
                ---------
documents as they reasonably may request in connection with the sale of the Preferred Shares and the Warrants and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

           3.6  Stock Purchase Agreement. The closing of the transactions
                ------------------------
contemplated by the Stock Purchase Agreement shall have simultaneously occurred with the Closing. All of the conditions set forth in Article 3 of the Stock Purchase Agreement shall have been satisfied or waived.

           3.7  Side Letter. The Company and the Selling Stockholders shall have
                -----------
executed and delivered the Medical Benefit Letter (the "Medical Benefit Letter")
                                                        ----------------------
and the Escrow Agreement (the "Escrow Agreement") in substantially the forms
                               ----------------
attached hereto as Exhibits "A" and "B", respectively.

           3.8  Purchase Permitted by Applicable Laws; Legal Investment.  The
                -------------------------------------------------------
acquisition of and payment for the Preferred Shares, and the Warrants, the issuance of the Warrants and the consummation of the other transactions contemplated hereby (i) shall not be prohibited by any applicable law or governmental regulation, (ii) shall not subject the Purchasers to any penalty or, in their reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation

                                                                              10
and (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

           3.9   Filing of Certificate of Amendment. The Certificate of
                 ----------------------------------
Amendment shall have been duly filed by the Company with the Secretary of the State of the State of Connecticut.

           3.10  Opinion of Counsel.  The Purchasers shall have received the
                 ------------------
opinion of Finn Dixon & Herling LLP, special counsel to the Company, dated the Closing Date, in a form reasonably acceptable to the Purchaser.

           3.11  Approval of Counsel to the Purchaser.  All actions and
                 ------------------------------------
proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the other transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Purchasers, as to their form and substance.

           3.12  Consents and Approvals. All consents, waivers, exemptions,
                 ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Preferred Shares, the Warrants, and the Registration Rights Agreement shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.

           3.13  No Material Adverse Change.  Except as set forth in the
                 --------------------------
Disclosure Letter, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole, since October 31, 1998.

           3.14  Conduct of Business.  The Company shall have conducted its
                 -------------------
business in the ordinary course from the date hereof to the Closing Date.

           3.15  Registration Rights Agreement. The Company shall have duly
                 -----------------------------
executed and delivered to the Purchasers the Registration Rights Agreement.

           3.16  Certificate of Incorporation and By-Laws of the Company. Except
                 -------------------------------------------------------
for the Certificate of Amendment, no amendments to the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof shall have been effected.

          3.17  No Litigation. No action, suit, proceeding, claim or dispute
                -------------
shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which would, if adversely determined, in the reasonable judgment of the management of the Purchasers, (i) have a material adverse effect on the assets, business, properties or financial or other condition of the Company and its Subsidiaries, taken as a whole or (ii) have a material adverse effect on the ability of a party to perform its obligations under this Agreement or the Registration Rights Agreement.

         3.18   No Default or Breach. Neither the Company nor any of its
                --------------------
Subsidiaries shall have been in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would be materially adverse to the assets, business, properties or financial or other condition of the Company and its Subsidiaries, taken as a whole or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement.

                                   ARTICLE 4

                         CONDITIONS TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE
                         -----------------------------

         The obligations of the Company to issue and sell the Preferred Shares and the Warrants at the Closing shall be subject to the satisfaction or waiver by it of the following conditions on or before the Closing Date:

         4.1  Representations and Warranties True.  The representations and
              -----------------------------------
warranties of the Purchasers contained in Article 6 hereof shall be true and correct in all material respects at and as of the Time of Purchase (and after giving effect to the transactions contemplated hereby) as if made at and as of such date.

         4.2  Compliance with this Agreement.  The Purchasers shall have
              ------------------------------
performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

         4.3  Issuance Permitted by Applicable Laws.  The issuance of the
              -------------------------------------
Preferred Shares and the Warrants by the Company and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any applicable law or governmental regulation, (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions in which the transactions are subject.

          4.4  Approval of Counsel to the Company.  All actions and proceedings
               ----------------------------------
hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Finn Dixon & Herling LLP, special counsel to the Company, as to their form and substance.

          4.5  Consents and Approvals.  All consents, exemptions, authoriza
               ----------------------
tions, waivers or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchasers or enforcement against the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

          4.6  No Litigation.  No action, suit, proceeding, claim or dispute
               -------------
shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company, any of its Subsidiaries or the Purchasers which would, if adversely determined, in the reasonable judgment of the management of the Company, have a material adverse effect on the ability of a party hereto to perform its obligations under this Agreement or the Registration Rights Agreement.


                                   ARTICLE 5

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY
                           -------------------------

          The Company hereby represents and warrants to the Purchasers as follows, except as set forth in the corresponding Section of the "Disclosure
                                                                  ----------
Letter," delivered to the Purchasers simultaneously herewith:
------

           5.1 Corporate Existence and Power.
               -----------------------------

           The Company and each of its Subsidiaries:

               (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

               (b) has (i) full corporate power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

               (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

               (d) is in compliance with (i) its Certificate of Incorporation and By-Laws or other organizational or governing documents and (ii) all Requirements of Law; except, in the case of (b)(ii), (c) or (d)(ii) of this
Section 5.1, to the extent that the failure to do so would not have a material adverse effect on the assets, business, operations, properties or financial or other condition of the Company or any of its Subsidiaries.

          5.2  Corporate Authorization; No Contravention.   The execution,
               -----------------------------------------
delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby (such transactions to include, for purposes of this Agreement, without limitation (A) the issuance of the Preferred Shares and the Warrants and (B) the issuance of Common Stock upon the conversion of the Preferred Shares and the exercise of the Warrants pursuant to the terms of the Certificate of Amendment and the Warrant Certificate, respectively):

          (a) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action; and

          (b) does not and will not contravene the terms of the Certificate of Incorporation or By-Laws or other organizational or governing documents of the Company or any of its Subsidiaries, or any amendment thereof; and

          (c) will not violate, conflict with or result in any breach of, contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries, or any order or decree directly relating to the Company or any of its Subsidiaries.

          5.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Registration Rights Agreement or the transactions contemplated hereby or thereby, other than those that have been obtained or made on or prior to the Closing.

          5.4  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by the Company, and at the Time of Purchase the Registration Rights Agreement, the Preferred Shares and the Warrants will be duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and at the Time of Purchase the Registration Rights Agreement, the Preferred Shares and the Warrants will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          5.5  No Legal Bar.  Neither the execution, delivery and performance of
               ------------
this Agreement and the Registration Rights Agreement nor the issuance of or performance of the terms of the Preferred Shares or the Warrants will violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries. As of the Time of Purchase, neither the Company nor any of its Subsidiaries will be a party to any agreement granting any registration rights to any Person which is inconsistent with the rights to be granted to the Purchasers in the Registration Rights Agreement.

          5.6  Litigation.  There are no actions, suits, proceedings, claims or
               ----------
disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries:

          (a) with respect to this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement or any of the transactions contemplated hereby or thereby; or

          (b) which would, if adversely determined, (i) have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company or any of its Material Subsidiaries or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement.

          5.7  No Default or Breach.  Neither the Company nor any of its Sub
               --------------------
sidiaries is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would be materially adverse to the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries taken as a whole, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Warrants or the Registration Rights Agreement.

          5.8  Real Properties.  Neither the Company nor its Subsidiaries owns
               ---------------
any real property. The Company and each of its Subsidiaries hold leases in full force and effect in all their real property.

          5.9   Taxes.  The Company and its Subsidiaries have filed or caused to
                -----
be filed, or have properly filed extensions for, all income tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company or such Subsidiaries reasonably believes to be adequate in all material respects, for all income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

          5.10  Financial Condition; No Undisclosed Liabilities.  The Company
                -----------------------------------------------
heretofore has delivered to the Purchasers true and correct copies of audited consolidated financial statements of the Company and its Subsidiaries for the period ending October 31, 1998 (the "1998 Financials"). The 1998 Financials
                                     ---------------
have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby, and present fairly the consolidated financial condition of the Company as of the dates thereof, and the consolidated results of operations of the Company for the period then ended. Neither the Company nor any of its Subsidiaries has any material direct or indirect indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement (collectively "Company Liabilities"), other than (i) Company
                                   -------------------
Liabilities fully and adequately reflected on the 1998 Financials, (ii) Company Liabilities as of October 31, 1998 of a kind not required by GAAP to be set forth on a financial statement, and (iii) Company Liabilities incurred since the date of the 1998 Financials in the ordinary course of business. As of their respective dates, all filings by the Company in the last three years required to be made under the Exchange Act with the Securities and Exchange Commission did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.11  No Material Adverse Change.  Since October 31, 1998, there has
                --------------------------
not been any material adverse change in the assets, business, properties, operations or financial or other condition of the Company.

           5.12 Environmental Matters.
                ---------------------

          (a) The property, assets and operations of the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws (except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the assets, business, properties or financial or other condition of the Company).

                                                                              16
          (b) To the knowledge of the Company, none of the property, assets or operations of the Company or its Subsidiaries is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment or that is in contravention of any federal, state or local law, order or regulation that is likely to have a materially adverse effect on the assets, business, properties or financial or other condition of the Company and its Subsidiaries, taken as a whole.

          (c) Neither the Company nor its Subsidiaries has received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Materials into the environment.

          (d) Neither the Company nor any of its Subsidiaries has any contingent liability which is material to the Company and its Subsidiaries taken as a whole in connection with any release of any Hazardous Materials into the environment.

          5.13 Investment Company.  Neither the Company nor any Person
               ------------------
controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.14 Subsidiaries.  Section 5.14 of the Disclosure Letter sets forth a
               ------------
complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except as set forth in Section 5.14 of the Disclosure Letter, each such Subsidiary is directly or indirectly wholly owned by the Company.

          5.15 Capitalization.  As of the Closing Date, the authorized capital
               --------------
stock of the Company will consist of 9,000,000 shares of Common Stock, no par value, and 1,000,000 shares of Preferred Stock, no par value, of which as of the Closing Date (but prior to the Closing) 3,892,128 shares of Common Stock (not including 992,565 treasury shares) and no shares of Preferred Stock will be issued and outstanding. As of the Closing there will be sufficient shares of capital stock of the Company reserved for issuance in connection with the conversion of the Preferred Shares and the exercise of the Warrants. Except for the forgoing, 760,300 shares covering outstanding options reserved for issuance pursuant to the Company's stock option plans (165,000 of which shall be cancelled upon the Closing) and shares reserved for issuance in respect of unissued options, there are no shares of capital stock of the Company reserved for issuance. All of the outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. The Preferred Shares and the Warrants when issued upon payment of the Preferred Share Purchase Price and the Warrants Purchase Price, and the shares of Common Stock to be issued upon conversion of the Preferred Shares and the exercise of the Warrants, are duly authorized, and, when so issued, will be fully paid and non-assessable. Except as provided for herein, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of capital stock of the Company.

          5.16  Solvency.  On and as of the Closing Date, after giving effect to
                --------
the transactions contemplated in this Agreement, the Company will be Solvent.

           5.17 Intellectual Property.
                ---------------------

          (a) Section 5.17(a) of the Disclosure Letter sets forth all material
              ---------------
United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates.

          (b) Section 5.17(b) of the Disclosure Letter sets forth all licenses,
              ---------------
sublicenses, and other agreements or permissions ("IP Licenses") under which (i)
                                                   -----------
the Company is required to make royalty, license or similar payments and (ii) the Company is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property, other than off-the-shelf software and agreements transferred to customers in the ordinary course of the Company's business.

          (c) Section 5.17(c) of the Disclosure Letter sets forth and describes
              ---------------
the status of any material agreements involving Intellectual Property currently in negotiation or proposed by the Company ("Proposed Intellectual Property
                                             ------------------------------
Agreements").
----------

          (d) The Company owns, or has the right to use, sell, or license, all material items of Intellectual Property used in the conduct of the business of the Company, in each case free and clear of any Liens.

          (e) The Company has not been, during the three (3) years preceding the date hereof, a party to any claim or action, nor, to the knowledge of the Company, is any claim or action threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property. To the knowledge of the Company, no third party is infringing upon any Intellectual Property.

          (f) The Company causes its employees and consultants to execute the respective forms of Intellectual Property protection agreements annexed to
Section 5.17(f) of the Disclosure Letter.

          (g) All Software on which the Company has an obligation to pay royalties, license or similar fees is described in Section 5.17(g) of the
                                                   ---------------
Disclosure Letter. To the Company's knowledge, such Software (i) is held by the Company legitimately, (ii) is free from any significant software defect, and
(iii) performs in conformance with its documentation except, with respect to each of clauses (i) through (iii), for such defects as are not material to the Company, its operations or financial condition.

          (h)  As used herein, the term "Year 2000 Compliant" means that all
                                         -------------------
software, hardware, databases and embedded control systems (collectively, the

"Systems") and each of the products of the Company (the "Products ") (i)
--------                                                 --------
accurately process date and time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year. To the best of the Company's knowledge, except as disclosed in the Company's Annual Report on Form 10-KSB for the year ended October 31, 1998, the Company shall not incur any material expenses arising from or relating to the failure of any of the Systems or Products to be Year 2000 Compliant.

          (i) The Company is not, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any material agreement relating to any Intellectual Property.

          5.18  Anti-Dilution Protection.  No holder of shares of Common Stock
                ------------------------
(or securities convertible into or exchangeable or exercisable for any of the foregoing) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

           5.19 Registration Rights Agreements.  No Person has been granted
                ------------------------------
registration rights by the Company.

           5.20 Private Offering.  No form of general solicitation or general
                ----------------
advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Preferred Shares or the Warrants. No registration of the Preferred Shares or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares or the Warrants pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Preferred Shares, the Warrants or any other security so as to require the registration of the Preferred Shares or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

           5.21  Contractual Obligations.
                 -----------------------

          (a) Section 5.21 of the Disclosure Letter sets forth all of the
              ------------
following Contractual Obligations to which the Company or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject (other than those specifically set forth in any other Section of the Disclosure Letter): (i) Contractual Obligations with any current or former officer or director of the Company or with an entity in which, to the Company's knowledge, any of the foregoing is a controlling person (including any Contractual Obligations relating to medical insurance to be provided to the Selling Stockholders other than as provided in the Medical Benefit Letter and the Escrow Agreement); (ii) Contractual Obligations with any labor union or association representing any employee; (ii) Contractual Obligations with any person to sell, distribute or otherwise market any of the Company's products;
(iv) Contractual Obligations for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any of its Subsidiaries of, or pursuant to which in the last year the Company or any of its Subsidiaries paid in the aggregate, $50,000 or more; (v) material distributorship, sales representative, marketing, agency, dealer or other similar Contractual Obligations; (vi) Obligations with any person for the manufacture of any of the Company's products; (v)i Contractual Obligations for the sale of any properties other than in the ordinary course of business or for the grant to any person of any option or preferential rights to purchase any properties; (vi) partnership or joint venture agreements; (ix) Contractual Obligations under which the Company or any of its Subsidiaries agrees to indemnify any party or to share tax liability of any party; (x) material Contractual Obligations which can be canceled without liability, premium or penalty only on 90 days' or more notice; (xi) material Contractual Obligations with customers, distributors or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (xii) Contractual Obligations containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area; (xi) Contractual Obligations relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person;
(xi) Contractual Obligations relating to the borrowing of money; (xv) Contractual Obligations containing obligations or liabilities of any kind to holders of the capital stock of the Company or any of its Subsidiaries as such (including an obligation to register any of such securities under any federal or state securities laws); (xvi) Contractual Obligations for the payment of fees or other consideration to any officer or director of the Company or any of its Subsidiaries or to any other entity in which any of the foregoing has an interest; (xvii) options or rights of first refusal for the purchase or lease of any property; (xviii) management Contractual Obligations and other similar agreements with any person; and (xix) any other Contractual Obligations pursuant to the terms of which there is either a current or future obligation or right of the Company or any of its Subsidiaries to make payments in excess of $30,000 or receive payments in excess of $30,000.

          (b) There have been delivered to the Purchasers true and complete copies of all of the Contractual Obligations set forth on Section 5.21 of the
                                                          ------------
Disclosure Letter or in any other Section thereof. All of the Contractual Obligations referred to in the preceding paragraph are valid and binding upon the Company or one of its Subsidiaries, as the case may be, in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such Contractual Obligations, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of any of the Company or any of its Subsidiaries, no other party to any such Contractual Obligations is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder.

          5.22  Receivables.  All accounts and notes receivable reflected on the
                -----------
balance sheet in the 1998 Financials, and all accounts and notes receivable arising subsequent to the 1998 Financials, have arisen in the ordinary course of business of the Company or its Subsidiaries and are collectible in the ordinary course of business of the Company and its Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms, subject to (i) reserves for uncollectible accounts established in accordance with historical practices, and
(ii) credit and billing disputes in the ordinary course of the Company's business, the resolution of which will not materially reduce the aggregate amount realized from such accounts and notes receivable (i.e. by more than 5 percent of the aggregate amount thereof).

          5.32  Operations of the Company.  Except as set forth on Section 5.23
                -------------------------                          ------------
of the Disclosure Letter, since October 31, 1998, neither the Company nor any of its Subsidiaries has:

          (a) declared or paid any dividend or declared or made any other distributions of any kind to its stockholders (other than dividends by a Subsidiary to the Company), or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

          (b) except for short-term bank borrowings in the ordinary course of business, incurred any Indebtedness for borrowed money;

          (c) waived any material right under any contract or other agreement of the type required to be set forth on any section to the Disclosure Letter;

          (d) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                                                                              21
          (e) materially changed any of its business policies, including advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;

          (f) made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

          (g) except for inventory or equipment in the ordinary course of business, sold, abandoned or made any other disposition of any of its properties or assets or made any acquisition of all or any part of the properties, capital stock or business of any other Person;

          (h) paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

          (i) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the financial condition of the Company;

          (j) amended its Certificate of Incorporation or By-laws or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

          (k) engaged in any other material transaction other than in the ordinary course of business.

          5.24  Contracts Affecting Stockholders.  Other than this Agreement and
                --------------------------------
the Registration Rights Agreement and the other agreements and documents specifically described herein, as of the Closing Date and after giving effect to the transactions contemplated hereby, the Company will not be a party to any stockholders agreement, voting trust agreement, registration rights agreement or other contracts to which the Common Stock, Preferred Stock, the Warrants or any other capital stock of the Company is bound by, subject to or entitled to the benefit of or to which any of the existing stockholders is bound by, subject to or entitled to the benefit of as a result of its ownership of the Common Stock or any other interest in the Company.

          5.25  ERISA.  Section 5.25 of the Disclosure Letter sets forth each
                -----   ------------
existing plan, policy, program or arrangement providing for compensation, severance, bonus, profit-sharing, stock options or other stock-related compensation or other forms of incentive or deferred compensation, insurance coverage, health or medical benefits, or retirement benefits (including pension, health, medical or other similar benefits)
under which the Company or any of its Subsidiaries has or in the future could have any liability ("Benefit Plans"). Neither the Company nor any Subsidiary has
                     -------------
any direct or indirect, actual or contingent liability with respect to any Benefit Plan other than to make contributions to, to administer and operate and pay benefits under, such plans in accordance with the terms of such plans and applicable laws. None of the Benefit Plans is subject to Title IV, a multiemployer plan (within the meaning of 3(37) of ERISA), or a multiple-employer plan (within the meaning of ERISA). Except as set forth on Schedule 5.25, neither the Company nor any of its Subsidiaries has any current or projected liability in respect of post-employment or post-retirement medical benefits for former employees of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code. No individual is eligible for coverage under the Company's medical and dental insurance plan pursuant to the resolution of the Board of Directors dated October 16, 1997, as set forth on Section 5.25 of the Disclosure Letter, except the Selling Stockholders, and all individuals participating in such plans are eligible under the terms thereof to do so. There are no unfunded obligations under any Benefit Plan which are not properly reflected in accordance with GAAP on the 1998 Financials. The execution and delivery of this Agreement and the Registration Rights Statement and the consummation of the transactions contemplated thereby will not (i) involve any non-exempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or 4975 of the Code on the part of the Company or
                      -----
any of its Subsidiaries, (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any current or former employee of the Company or any Subsidiary or (iii) give rise to an amount that would not be deductible under Section 280G of the Code. The Company does not and, at and as of the Closing Date, the Company does not reasonably expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA and which is required to be funded, to which the Company or any of its Subsidiaries makes or has made within the past six years a contribution and in which any employee of the Company or any of its Subsidiaries is or has ever been a participant. With respect to all Benefit Plans, except as set forth in Section 5.25 of the Disclosure Letter, each of the Company and its Subsidiaries is and, at and as of the Closing Date, each of the Company and its Subsidiaries will be in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and each Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified since its adoption and each trust created thereunder is exempt from tax under Section 501(a) of the Code and has been so exempt since its adoption.

          5.2  Related Party Transactions.  Except as set forth on Section 5.26
               --------------------------                          ------------
of the Disclosure Letter, none of the officers, directors or Affiliates of the Company and its Subsidiaries:

          (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company or any of its Subsidiaries;

          (b) owns, directly or indirectly, in whole or in part, any property that the Company or any of its Subsidiaries use in the conduct of their business;

               (c) is or has been a party to any Contractual Obligations with the Company or any of its Subsidiaries; or

          (d) has any actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations whatsoever against, or owes any amount to, the Company or any of its Subsidiaries.

          5.27  Broker's, Finder's or Similar Fees.  Except as set forth herein,
                ----------------------------------
there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity.


                                   ARTICLE 6

                              REPRESENTATIONS AND
                         WARRANTIES OF THE PURCHASERS
                         ----------------------------

          Each Purchaser (as to itself) represents and warrants to, and covenants and agrees with, the Company as follows:


           6.1 Existence and Power.
               -------------------

           Such Purchaser:

               (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; and

               (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

          6.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and the Registration Rights
Agreement:

               (a) is within such Purchaser's power and authority and has been duly authorized by all necessary action;

               (b) does not contravene the terms of such Purchaser's organizational documents, or any amendment thereof;

               (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any order or decree directly relating to such Purchaser; and

               (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the Closing.

          6.3   Binding Effect.  Each of this Agreement and the Registration
                --------------
Rights Agreement has been duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.4   No Legal Bar.  The execution, delivery and performance of this
                ------------
Agreement and the Registration Rights Agreement by such Purchaser will not violate any Requirement of Law.

          6.5   Purchase for Own Account.  The Preferred Shares and the Warrants
                ------------------------
(including, for purposes of this Sections 6.5, 6.6 and 6.8 hereof, the Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants) to be acquired by the Purchaser acquiring such Preferred Shares and Warrants pursuant to this Agreement are being acquired for such Purchaser's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares and the Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If the Purchasers should in the future decide to dispose of any of the Preferred Shares or the Warrants, each Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. The Purchasers agree to the imprint ing, so long as required by law, of a legend on certificates representing all of the Preferred Shares and the Warrants to the following effect: NEITHER THE [WARRANTS] [SHARES] REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE [WARRANTS] [SHARES] REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN AND WILL BE SOLD IN RELIANCE UPON EXEMPTIONS THEREUNDER. THE SALE OR OTHER DISPOSITION OF THE [WARRANTS] [SHARES] REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS RESTRICTED IN ACCORDANCE WITH THAT ACT AND THOSE LAWS, MAY ONLY BE MADE PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND, IN THE EVENT OF SUCH AN UNREGISTERED SALE OR OTHER DISPOSITION, IS PROHIBITED UNLESS THE ISSUER HEREOF RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THAT ACT OR THOSE LAWS.

          6.6  Sophistication.  Each Purchaser, by reason of its business and
               --------------
financial experience, and the business and financial experience of those persons that may have been retained to advise it with respect to its investment in the Preferred Shares and the Warrants, together with such advisors, has such knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of the prospective investment and to make an informed investment decision. Each Purchaser acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares and the Warrants and the merits and risks of investing in such securities and (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information heretofore provided to it; provided, however,
                                                           --------  -------
that the availability of the foregoing opportunity shall not in any way affect, diminish or derogate from the representations and warranties made or deemed made to the Purchasers by the Company hereunder or the Purchasers' right to rely thereon.

          6.7  Broker's, Finder's or Similar Fees.  Except as otherwise set
               ----------------------------------
forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers or any action taken by the Purchaser.

          6.8  Additional Representations.  Each Purchaser understands that the
               --------------------------
offer and sale of the Preferred Shares and the Warrants has not been and will not be registered under the Securities Act, by reason of the issuance of such securities by the Company in a transaction exempt from the registration requirements of the Securities Act. Each Purchaser is an accredited investor, as such term is defined in Rule 501 of Regulation D under the Securities Act, and was not formed specifically for the purpose of making an investment in the Company. Each Purchaser is situated in the State of New York, and the investment decision by such Purchaser to acquire the Preferred Shares and the Warrants hereunder was made entirely in the State of New York.

          6.9  Contribution.  Following the Closing, the Purchasers shall
               ------------
contribute or otherwise make available to the Company certain messaging and directory software relating to the Company's business. The Purchasers disclaim representations or warranties regarding such software.


                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

          7.1  Indemnification by the Company.  The Company agrees to indemnify
               ------------------------------
and hold harmless the Purchasers and their Affiliates and their respective officers, directors, agents, members, employees and partners to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from (i) any breach of any
                       -----------
representation or warranty of the Company in this Agreement or (ii) any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal) (collectively, "Actions or Proceedings"), or written threats
                             ----------------------
thereof, based upon, relating to or arising out of this Agreement, the Preferred Shares, the Warrants, the Registration Rights Agreement, the transactions contemplated hereby or thereby, or any indemnified person's role therein or in the transactions contemplated hereby; provided, however, that the Company shall
                                      --------  -------
not be liable under this Section 7.1 (i) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld) or (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified Party; provided further, that if and to the
                                            -------- -------
extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. The Company shall not be obligated to pay any amount for indemnification under this
Section 7.1 until the aggregate amount of Liabilities for which indemnification is sought under this Section 7.1 equals at least $50,000 (the

"Minimum Amount"), whereupon the Company shall be obligated to pay all such
---------------
amounts for indemnification (including the Minimum Amount).

          7.2  Indemnification By the Purchasers.  The Purchasers agree to
               ---------------------------------
indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, agents, members, employees and partners to the fullest extent permitted by law from and against any and all Liabilities resulting from any breach of any representation, warranty or covenant of the Purchasers in this Agreement; provided, however, that the Purchasers shall not be liable under this
           --------  -------
Section 7.2: (i) for any amount paid in settlement of claims without the Purchasers' consent (which consent shall not be unreasonably withheld); (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party; provided further, that if and to the extent that such
                        -------- -------
indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

          7.3  Notification.  Each party entitled to indemnification under
               ------------
Section 7.1 or 7.2 hereof (an "Indemnified Party") will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party, or any other event or occurrence in respect of which indemnity may be sought from the party obligated to provide such indemnification under Sections 7.1 or 7.2 hereof (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof. The failure of any Indemnified Party so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article 7 or (ii) under this Article 7 unless, and only to the extent that, such omission results in actual prejudice to such Indemnifying Party. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, such Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any
                                                   --------  -------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both an Indemnifying Party and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel reasonably acceptable to the Indemnifying Party (in terms of such counsel's experience) at the Indemnifying Party's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, (a) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party or (b) any conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable; provided, however, that in no event shall the Indemnifying Party be
           --------  -------
required to pay fees and
expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

          7.4  Expense Reimbursement.  In connection with the obligation of an
               ---------------------
Indemnifying Party to indemnify an Indemnified Party for expenses pursuant to Sections 7.1 and/or 7.2 above, the Indemnifying Party shall reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed
                   --------  -------
hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent that the Indemnified Party was not entitled to be indemnified therefore pursuant to Section 7.1 or 7.2, as the case may be.

          7.5  Registration Rights Agreement.  Notwithstanding anything to the
               -----------------------------
contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company hereby covenants and agrees that:

          8.1  Financial Statements.  The Company shall deliver to the
               --------------------
Purchasers and any other Holder designated by either Purchaser:

          (a) as soon as available, but not later than one hundred (100) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of Grant Thornton LLP (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; provided, however, that the delivery of a copy of the Company's
             --------  -------
Annual Report on Form 10-K or Form 10-KSB filed pursuant to the Exchange Act shall satisfy the requirements of this Section 8.1(a);

          (b) as soon as available and, in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; provided, however, that the delivery of a copy of the Company's
         --------  -------
Quarterly Report on Form 10-Q or Form 10-QSB filed pursuant to the Exchange Act shall satisfy the requirements of this Section 8.1(b);

          (c) budgets, documentation of material financial transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of the Company and its Subsidiaries as the Purchasers reasonably may request (any such information to be subject to the provisions of Section 8.9(b));

          (d) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Purchasers and any prospective Purchasers of Preferred Shares or Warrants, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

          (e) except as otherwise provided in Section 8.1(a) and (b), so long as the Company remains subject to the Securities Act or the Exchange Act, promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission.

           8.2 Preservation of Corporate Existence.  The Company shall, and
               -----------------------------------
shall cause each of its operating Subsidiaries to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization;

          (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business; and

          (c) use its reasonable efforts to preserve its business organization.

          8.3  Payment of Obligations.  The Company shall, and shall cause its
               ----------------------
Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which the Company and each of its Subsidiaries are obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property; and

          (c) all payments of principal and interest when due (giving effect to any grace periods relating thereto) on Indebtedness.

          8.4  Compliance with Laws.  The Company shall comply, and shall cause
               --------------------
each Subsidiary to comply, in all material respects with its Certificate of Incorporation and By-laws or other organizational or governing documents and all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except such as to which such failure to comply would not have a material adverse effect on the assets, business, operations, properties or financial or other condition of the Company and its Subsidiaries.

          8.5  Notices.  Upon knowledge of the Chief Executive Officer, the
               -------
President or the Chief Financial Officer of the Company of the events described below, the Company shall give written notice within ten days to the Purchasers and any other Holder designated by either Purchaser:

          (a) of the occurrence of any default under, or breach of, any of the provisions of Article 8 accompanied by a certificate specifying the nature of such default or breach, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto; and

          (b) of any (i) material default or event of default under any material Contractual Obligation of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority.

          (c) Each notice pursuant to this Section 8.5 shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          8.6  Issue Taxes.  The Company shall pay, or cause to be paid, all
               -----------
documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Preferred Shares, the Warrants and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Preferred Shares, the Warrants or such other agreements and documents and will hold the Purchasers harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

          8.7  Reservation of Shares.  The Company shall at all times reserve
               ---------------------
and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares or the exercise of the Warrants, such number of shares of Common Stock as shall then be issuable or deliv erable upon the conversion of all outstanding Preferred Shares and the exercise of all outstanding Warrants. Such shares of Common Stock shall, when issued or delivered in accordance with the Certificate of Amendment or the terms of the Warrants as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Common Stock into which the Preferred Shares are convertible upon the proper surrender of the Preferred Shares in accordance with the provisions of the Certificate of Amendment and shall otherwise comply with the terms thereof, and shall issue the Common Stock issuable upon exercise of the Warrants upon the proper exercise of the Warrants in accordance with the provisions thereof, and shall otherwise comply with the terms thereof.

          8.8  Inspection.  The Company will permit, and will cause each of its
               ----------
Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company. To the extent the Purchasers are advised that any information obtained from the exercise of the Purchasers' rights hereunder, and not previously known to the Purchasers, is to be treated in a confidential manner, the Purchasers shall treat such information as confidential unless otherwise required by law.

           8.9 Board Representation.
               --------------------

          (a) The Company shall at or prior to the Closing Date cause three vacancies, constituting a majority of the Board of Directors, to be created on its Board of Directors, and on the Closing Date shall cause each of Messrs. Peter Boni, John Maxwell and Richard Rankin, who have been designated by the Purchasers to be elected to its Board of Directors. For at least two (2) years after the Closing Date, one member of the Board of Directors shall be an independent director and one director shall be the Chief Executive Officer of the Company.

          (b) Commencing with the annual meeting of stockholders of the Company immediately following the election of such persons to the Board of Directors, and at each annual meeting of stockholders of the Company thereafter, so long as the Purchasers hold (A) shares of Common Stock, or (B) Preferred Shares convertible and/or Warrants exercisable, in each case, after giving effect to any adjustments, into shares of Common Stock that in the aggregate represent 25% or more of the total number of shares of Common Stock of the Company then outstanding on a fully diluted basis, the Purchasers shall be entitled to nominate (in addition to any rights granted to the holders of Preferred Stock as set forth in the Certificate of Amendment), from time to time, that number of directors to the Company's Board of Directors that would constitute a majority of the Board of Directors. The Company shall cause such nominees of the Purchasers to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its best efforts to cause the election of such nominees, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such persons. The Board of Directors shall appoint a Nominating Committee, consisting of the Chief Executive Officer of the Company, a director designated by the Purchaser and Mr. Graham McLetchie, which shall recommend two nominees for election as directors at the first Annual Meeting of Stockholders following the Closing (which Annual Meeting shall occur not earlier than 180 days following the Closing Date).

          (c) In the event any nominee of the Purchasers shall cease to serve as a director for any reason, the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by a nominee of the Purchasers.

          8.10  Registration and Listing. If any shares of Common Stock required
                ------------------------
to be reserved for purposes of conversion of the Preferred Shares or exercise of the Warrants require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such Common Stock may be issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchasers' representations contained in Article 7, the

Warrant or the Registration Rights Agreement. In the event that, and so long as, the Common Stock is listed on the NYSE or quoted or listed on any other national securities exchange or NASDAQ, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or NASDAQ, upon official notice of issuance, all Common Stock issuable or deliverable upon conversion of the Preferred Shares or exercise of the Warrants.

          8.11  Preemptive Right.  In the event that, at any time or from time
                ----------------
to time, the Company proposes to issue or sell newly issued shares of Common Stock (which term shall include, for purposes of this Section 8.11, shares of any class or series of common stock of the Company, or securities convertible, exchangeable or exercisable into Common Stock or any class or series of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock or any class or series of Common Stock ("New Securities")), the Company
                                               --------------
shall first notify each Purchaser of all relevant terms and conditions of the sale of the New Securities and offer to each Purchaser, and each Purchaser will have the right to purchase from the Company, upon the same terms and conditions as the Company proposes to sell the New Securities, such portion of the New Securities so as to maintain the aggregate proportionate ownership of the capital stock of the Company, on a fully diluted basis, held by each Purchaser immediately prior to the issuance of the New Securities. Each Purchaser shall have 15 Business Days following receipt of any notice to accept or reject such offer. In the event that after the giving of such notice by the Company the Company changes the terms or conditions on which it proposes to issue or sell such New Securities, the Company shall be obligated to notify the Purchasers of such changed terms and conditions and the Purchaser's rights under this Section
8.11 will again apply. The rights of the Purchaser under this Section 8.11 shall not apply to: (i) New Securities issued upon the exercise or conversion of any previously outstanding securities; (ii) New Securities issued in connection with any merger, consolidation, combination, purchase of all or substantially all of the assets of another Person or other reorganization; (iii) New Securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (iv) New Securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement for the primary purpose of soliciting or retaining such employees', consultants', officers' or directors' services; and
(v) New Securities issued to providers of debt or lease financing to the Company in connection with the provision of such financing.

          8.12  Severance Arrangements.  Effective as of the Closing Date, the
                ----------------------
Company will amend its employment agreement with the current President of the Company to provide that if he is terminated without cause during the term of his employment with the Company, he will continue to be paid his current base salary and benefits for a period of one year following such termination and up to six months thereafter for so long as he has not been re-employed. The Company will also amend its employment agreements with the three current members of the Company's executive

                                                                              34
staff to provide that such members will continue to be paid their current base salary and benefits, should they be terminated during the term of their employment without cause, for a period of six months following such termination, and that their current base salary and benefits will continue for up to an additional six months thereafter for so long as any such executive has not been re-employed.

          8.13  Transactions with Affiliates.  The Company shall not, and shall
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Company or such Subsidiary.

          8.14  No Inconsistent Agreements.  Neither the Company nor any of its
                --------------------------
Subsidiaries shall (i) enter into any loan or other agreement after the date hereof which by its terms restricts or prohibits the ability of the Company to issue Common Stock upon conversion of the Preferred Stock or exercise of the Warrants or (ii) amend or modify any currently existing loan or other agreement in order to provide for any such restrictions or prohibitions not currently contained in such agreement.

          8.15  No Solicitation.  The Company shall immediately cease, and shall
                ---------------
direct its advisors and other agents to cease, any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (defined below); provided that following the cessation of
                                      --------
any such discussions or negotiations, future discussions or negotiations with any such parties shall be governed solely by the following provisions of this
Section 8.15. Except as provided pursuant to this Agreement, the Company shall not, directly or indirectly (through representatives or otherwise), solicit, knowingly encourage, participate in or initiate discussions or negotiations with, or provide any information to (collectively, the "Prohibited Activities"),
                                                        ---------------------
any person or group (other than the Purchasers or any designee of the Purchaser) concerning any proposal (an "Acquisition Proposal") for any acquisition of all
                             --------------------
or any substantial part of capital stock of the Company, or an acquisition of all or any substantial part of the business and properties of the Company and its subsidiaries taken as a whole, directly or indirectly, whether by merger, consolidation, share exchange, tender offer, purchase of assets or shares of capital stock or otherwise (an "Acquisition Transaction"). The Board of
                                -----------------------
Directors of the Company (the "Board") shall promptly (and in no event later
                               -----
than 24 hours after receipt of the relevant Acquisition Proposal) notify (which notice shall be provided both orally and in writing) the Purchasers if any such Acquisition Proposal is made and shall, in such notice, indicate in reasonable detail the terms and conditions of such proposal and shall keep the Purchasers promptly advised of any material changes to such terms and conditions. In connection with an Acquisition Proposal, the Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company may be a party, unless the Board shall have determined in good faith that failing to release such third party or waive such provisions would constitute a breach of the fiduciary duties of the Board under applicable law.

          Each party hereby covenants and agrees that:

          8.16  Securities Law Compliance.  Subsequent to the Time of Closing,
                -------------------------
the Purchasers and the Company shall take all actions necessary to comply with all federal securities laws necessary in connection with the transactions contemplated hereby.


                                   ARTICLE 9

                                  TERMINATION
                                  -----------

          9.1  Termination.  This Agreement may be terminated and the
               -----------
transactions contemplated hereby may be abandoned at any time prior to the Time of Purchase:

               (a) by the mutual written consent of the parties hereto;

               (b) by the Purchasers or the Company, if the Time of Purchase shall not have occurred on or prior to 30 days from the date hereof; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of such condition;

               (c) by the Purchasers, in the event the Company breaches any of its representations, warranties, covenants or other agreements contained in this Agreement which breach, if susceptible of cure, has not been cured within 30 days after the giving of written notice to the Company; and

               (d) by the Company, in the event the Purchasers breach any of their representations, warranties, covenants or other agreements contained in this Agreement which breach, if susceptible of cure, has not been cured within 30 days after the giving of written notice to the Purchasers.

           9.2 Fees and Expenses.
               -----------------

          (a) In the event that this Agreement is terminated by the Purchasers pursuant to Section 9.1(c), then, in addition to any other rights and remedies available to the Purchaser, the Company shall promptly pay to the Purchasers $50,000 in cash, as reimbursement of the cash deposit previously paid to the Company by the Purchaser; and

          (b) In the event that, within one year following any termination by the Purchasers pursuant to Section 9.1(c) by reason of the breach by the Company of Section 8.15, the Company shall have consummated an Acquisition Transaction with a Person unaffiliated with the Purchaser, then, in addition to the $50,000 repayment by the Company to the Purchasers as provided in Section 9.2(a) above and in addition to any other rights and remedies available to the Purchaser, the Company shall pay to the Purchaser, not later than one Business Day after the consummation of such Acquisition Proposal, a fee equal to $250,000.

          9.3  Procedure for the Effect of Termination.  In the event that this
               ---------------------------------------
Agreement is terminated by the Purchaser, on the one hand, or by the Company, on the other hand, pursuant to Section 9.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except with respect to the willful breach by any party hereto and except that the provisions of this Section 9.3,
Section 9.2 and Article 10 shall survive the termination of this Agreement.


                                  ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

          10.1  Survival of Provisions.  All of the representations and
                ----------------------
warranties made herein and each of the provisions of Articles 1, 5, 6, 7, 8, 9 and 10 shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers or any Affiliate, acceptance of the Warrants, the Preferred Shares and payment therefor, or termination of this Agreement; provided that (i) the Company's obligations contained in Sections 8.1 through 8.8, inclusive, and Section 8.12 through 8.14, inclusive, shall terminate at such time as there are no Warrants or Shares of Preferred Stock outstanding, (ii) the Company's obligations contained in Section 8.15 shall terminate upon the Closing, and (iii) the Purchasers' rights contained in
Section 8.11 shall expire on the seventh anniversary of the Closing.

          10.2  Notices.  All notices, demands and other communications provided
                -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 10.2:

                                                                              37
                          (a)  if to the Purchasers:

                               Commercial Electronics Capital Partnership, L.P. 375 Park Avenue, Suite 1604
                               New York, New York  10152
                               Attention:  John C. Maxwell, III
                               Telephone No.:  (212) 755-9100
                               Telecopier No.:  (212) 755-2018

                          with a copy to:

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York  10019-6064
                               Attention:  Michele R. Jenkinson, Esq.
                               Telephone No.:  (212) 373-3101
                               Telecopier No.:  (212) 757-3990

                          (b)  if to the Company:

                               Wiltek, Inc.
                               542 Westport Avenue
                               Norwalk, Connecticut  06853
                               Attention:  President
                               Telephone No.: (203) 853-7400
                               Telecopier No.: (203) 846-3170

                          with a copy to:

                               Finn Dixon & Herling LLP
                               1 Landmark Square, Suite 1400
                               Stamford, CT  06901
                               Attention:  David I. Albin, Esq.
                               Telephone No.:  (203) 325-5000
                               Telecopier No.:  (203) 348-5777

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after delivery to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          10.  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Purchasers may assign any of their rights under this Agreement or the Registration Rights Agreement to any of their Affiliates or to any Person to whom the Preferred Shares or the Warrants (or any portion thereof) are transferred. The Company may not assign any of its rights hereunder without the consent of the Purchaser. Except as provided in Article 7, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement or the Registration Rights Agreement.

          10.4  Amendment and Waiver.  No failure or delay on the part of the
                --------------------
Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise. No waiver or amendment of or consent to any departure by the Company or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of
                                                         --------
any such waiver shall be given to each party hereto as set forth below.

          Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchasers in any case shall entitle the Company or the Purchasers to any other or further notice or demand in similar or other circumstances.

          10.5  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.6  Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not limit or otherwise affect the meaning hereof.

          10.7  Determinations.  All determinations to be made by the Company or
                --------------
any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

          10.8   Governing Law.  This Agreement has been negotiated, executed
                 -------------
and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          10.9   Jurisdiction.  Each party to this Agreement hereby irrevocably
                 ------------
agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in
Section 10.2, such service to become effective ten days after such mailing.

          10.10  Severability.  In the event that any one or more of the
                 ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          10.11  Rules of Construction.  Unless the context otherwise requires,
                 ---------------------
"or" is not exclusive, and references to sections or subsections refer to
---
sections or subsections of this Agreement.

          10.12  Remedies.  If a breach of this Agreement, the Preferred Shares,
                 --------
or the Warrants occurs and is continuing, any Holder of Preferred Shares or the Warrants may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of the Preferred Shares, the Warrants, or this Agreement. A Holder may maintain a proceeding even if it does not possess any of the Warrants, or Preferred Shares or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by any Holder in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          10.13  Entire Agreement.  This Agreement, together with the exhibits
                 ----------------
and schedules hereto, the Preferred Shares, the Warrants and the Registration Rights Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Preferred Shares, the Warrants and the Registration Rights Agreement, supersede all prior agreements and understandings among the parties with respect to such subject matter.

          10.14  Attorneys' Fees.  In any action or proceeding brought to
                 ---------------
enforce any provision of this Agreement, the Preferred Shares, the Warrants and the Registration Rights Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

          10.15  Publicity.  Except as may be required by applicable law, or as
                 ---------
provided for in Article 8, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                              WILTEK, INC.


                              By: /s/ David S. Teitelman
                                 _____________________________
                                     Name:  David S. Teitelman
                                     Title: President


                              COMMERCIAL ELECTRONICS
                                 CAPITAL PARTNERSHIP, L.P.

                              By Electronics Investments, L.L.C.
                                    Its General Partner


                              By: /s/ John L. Maxwell III
                                 _____________________________
                                     Name: John L. Maxwell III

                                     Its: Member


                              COMMERCIAL ELECTRONICS L.L.C.

                              By Electronics Investments, L.L.C.
                                    Its General Partner

                              By: /s/ John C. Maxwell III
                                 ________________________________
                                     Name:  John C. Maxwell III
                                     Its:   Member

                                  SCHEDULE I



Commercial Electronics, L.L.C.
-------------------------------------------------------------------------------
Securities Purchased                                       Purchase Price
-------------------------------------------------------------------------------
  750,000 Preferred Shares                                  $2,238,750
1,125,000 Warrants                                              11,250
                                                            ----------
-------------------------------------------------------------------------------
  Sub-total                                                 $2,250,000
-------------------------------------------------------------------------------
less pro-rata share of $50,000 prepayment                      (37,500)
                                                            ----------
-------------------------------------------------------------------------------
  Total purchase price                                      $2,212,500
-------------------------------------------------------------------------------

Commercial Electronics Capital Parnership, L.L.C.
-------------------------------------------------

-------------------------------------------------------------------------------
Securities Purchased                                       Purchase Price
-------------------------------------------------------------------------------
  250,000 Preferred Shares                                  $  746,250
-------------------------------------------------------------------------------
  375,000 Warrants                                               3,750
                                                            ----------
-------------------------------------------------------------------------------
  Sub-total                                                 $  750,000
-------------------------------------------------------------------------------
less pro-rata share of $50,000 prepayment                      (12,500)
                                                            ----------
-------------------------------------------------------------------------------
  Total purchase price                                      $  737,500
-------------------------------------------------------------------------------

                                                                       EXHIBIT A


                                 WILTEK, INC.
                              542 Westport Avenue
                          Norwalk, Connecticut 06853


                                                                January 28, 1999



Mr. Jay Fitzpatrick
9 Mead Lane
Hilton Head, SC  29926

Mr. Boris Frenkiel
241 Catalpa Drive
Wilton, CT  06897

Mr. F. Spencer Pooley
60 Canterbury Court, #646
Orange Park, FL  32065

Dear Sirs:

                  We refer to (i) the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of January 28, 1999, among Wiltek,
------------------------------
Inc. (the "Company"), Commercial Electronics Capital Partnership, L.P. and
           -------
Commercial Electronics, L.L.C. (collectively, the "Purchasers") and (ii) the
                                                   ----------
Stock Purchase Agreement, dated January 28, 1999, (the "Stock Purchase
                                                        --------------
Agreement") among the Purchasers and you, pursuant to which you have agreed to
---------
sell to the Purchasers, in the aggregate, 732,160 shares (the "Shares") of
                                                               ------
Common Stock, no par value, of the Company owned by you. Capitalized terms used herein without definition shall have the definitions ascribed to them in the Stock Purchase Agreement. It is a condition to the Securities Purchase Agreement and the Stock Purchase Agreement that, among other things, the Company and each of you execute and deliver to you this letter, pursuant to which the Company will continue to provide you with certain health benefits subject to the terms and conditions set forth herein for certain periods after your respective resignations from the Board of Directors of the Company. Therefore the Company hereby agrees as follows:

Mr. Jay Fitzpatrick
Mr. Boris Frenkiel
Mr. F. Spencer Pooley

       Section 1. From and after the Closing Date, the Company shall, subject to the provisions of this letter, provide medical benefits for each of the Selling Stockholders and their respective spouses as of the Closing Date (each, a "Covered Person" and collectively, "Covered Persons") substantially on the
                                      ---------------
terms and subject to the conditions of the Company's medical insurance plans in effect on the Closing Date (the "Benefits"). Subject to the provisions of this
                                 --------
letter

(a) the Company shall provide the Benefits to each Covered Person through a third party insurer for so long as it is commercially available for such Covered Person and (b) the Covered Persons shall receive Benefits providing the same or greater coverage as is provided to the Company's full-time employees from time to time.

       Section 2. Notwithstanding Section 1 above, nothing in this letter shall (i) obligate the Company (A) to provide Benefits for any Covered Person from and after the date that he or she reaches the age of 65 or (B) to make payments to or on behalf of any Covered Person for Benefits in excess of the Maximum Amount (as defined below) applicable to such Covered Person and his or her spouse (including all premiums payable under a group health insurance plan maintained by the Company that are clearly and directly attributable to the Covered Persons' inclusion in such plan if, in the second year of any consecutive two year period for which all Company employees are insured by the same carrier for both years, the premiums payable for like coverage allocable to those employees who were also insured for the entire first year of the period, is increased by 25% or more over the prior year) or (ii) restrict the Company's ability to terminate or modify its medical insurance plans or change its medical insurance carriers. No Covered Person shall have any recourse to the Company, and the Company shall have no obligations to any Covered Person, whether under this Agreement or otherwise, for any amount in excess of the Maximum Amount applicable to such Covered Person and his or her spouse. The "Maximum Amount",
                                                              --------------
with respect to each Covered Person and his or her spouse shall be the amount set forth opposite their names on Schedule I hereto, which amount is inclusive of the Fund Share (as defined below) applicable to such Covered Person and his or her spouse. The aggregate Maximum Amount in respect of all Covered Persons shall be $400,000.

       Section 3. On the Closing Date, the Company and the Selling Stockholders will enter into an escrow agreement with an escrow agent reasonably satisfactory to such parties substantially in the form attached as Exhibit B to the Stock Purchase Agreement (the "Escrow Agreement"). Pursuant thereto, the
                                   ----------------
Company will establish an escrow account (the "Fund") into which it shall
                                               -----
deposit $250,000 to secure a portion of its obligations under this letter. Rights in the Fund shall be allocated among the Covered Persons in the amounts set forth opposite their names on Schedule II hereto (each such allocation, a "Fund Share"). The Fund Share applicable to each Covered Person shall be (i)
 ----------
reduced from time to time by amounts paid by the

Mr. Jay Fitzpatrick
Mr. Boris Frenkiel
Mr. F. Spencer Pooley

Company to or on behalf of such Covered Person in satisfaction of its obligations hereunder or (ii) adjusted from time to time to reflect income earned or losses incurred from the investment of the Fund in accordance with the terms of the Escrow Agreement.


       Section 4. At any time that the Company's obligation to provide Benefits to any Covered Person and his or her spouse terminates under this letter for any reason, any amounts remaining in the Fund Share applicable to such Covered Person and his or her spouse shall become the property of and shall be promptly returned to the Company.

      Section 5. So long as (i) the Company continues to maintain medical insurance coverage for a Covered Person with a third party provider, (ii) continues to be obligated to provide Benefits to such Covered Person under this letter and (iii) the aggregate amount of the Company's prior payments in respect of such Covered Person and his or her spouse under this letter are less than the Maximum Amount applicable to such Covered Person and his or her spouse (including all premiums payable under a group health insurance plan maintained by the Company that are clearly and directly attributable to the Covered Persons' inclusion in such plan if, in the second year of any consecutive two year period for which all Company employees are insured by the same carrier for both years, the premiums payable for like coverage allocable to those employees who were also insured for the entire first year of the period, is increased by 25% or more over the prior year), the Company will pay all applicable premiums under such coverage; provided, that, notwithstanding anything to the contrary set forth herein, nothing herein shall obligate the Company to pay or reimburse a Covered Person for any "deductible" payable by such Covered Person pursuant to such coverage.

         Section 6. In the event that (a) the Company ceases to maintain medical insurance coverage for a Covered Person with a third party provider (but remains obligated to provide Benefits to such Covered Person under this letter) and (b) the aggregate amount of the Company's prior payments in respect of such Covered Person and his or her spouse under this letter is less than the Maximum Amount applicable to such Covered Person and his or her spouse, the Company will continue to provide Benefits to such Covered Person, subject to the following:

 (i) The Company will pay (or reimburse a Covered Person if he has already paid) claims for Benefits submitted by such Covered Person to the Company in writing (each, a "Claim") in an amount (a "Benefit Payment") equal to the lesser of (x)
          -----                    ---------------
the full amount of the Claim and (y) the remaining balance of the Fund Share to which the Covered Person submitting

Mr. Jay Fitzpatrick
Mr. Boris Frenkiel
Mr. F. Spencer Pooley


the Claim is entitled or, if such Fund Share has been exhausted, an amount which, together with the aggregate of the Company's prior payments in respect of such Covered Person and his or her spouse, is equal to the Maximum Amount.

                       (ii) If the Company believes in good faith that the Covered Person is not entitled to payment of his Claim, within five business days after receipt of such Claim, the Company shall give written notice (a "Company Notice") to the Covered Person, which notice shall set forth the specific reasons for such objection and if, within five days after delivery of the Company Notice, the Company and the Covered Person are unable to reach agreement with respect to the subject Claim, it shall be submitted to an arbitrator acceptable to each of the Company and such Covered Person, who shall take into account the terms of this letter and whose determination shall be binding on each of the Company and the Covered Person. In the event the Company and the Covered Person cannot agree on a mutually acceptable arbitrator, the arbitrator selected by the Company and the arbitrator selected by the Covered Person shall select a third arbitrator who shall render a determination as provided herein. Such arbitration shall take place within 50 miles of the then permanent United States residence of the Covered Person, unless otherwise agreed to by the parties. The fees and expenses of the arbitrator shall be paid by the party against whom the arbitrator has rendered his or her decision.

                       (iii) In no event shall the Company be obligated to make any such payments pursuant to this Section 6 in excess of the Maximum Amount applicable to such Covered Person and his or her spouse at the time the Claim is made.

           Section 7. Upon any payment by the Company pursuant to Sections 5 and 6 above the Company shall submit statements for expenses paid, and be entitled to reimbursements therefor, all in accordance with the terms of the Escrow Agreement to the extent amounts remain in the Fund Share applicable to such Covered Person.

           Section 8. The Company's obligations under this letter shall cease with respect to any Covered Person at the earliest to occur of (i) such Covered Person reaching the age of 65, (ii) the death of such Covered Person, (iii) the Company's expenditure of an amount equal to the Maximum Amount applicable to such Covered Person and his or her spouse.

Mr. Jay Fitzpatrick
Mr. Boris Fenkiel
Mr. F. Spencer Pooley



                  Section 9. The Company's obligations under this letter shall be conditional upon the waiver by each of the Covered Persons of their respective rights under the resolution of the Board of Directors, dated October 16, 1997 (the "Resolution"), relating to the provision of certain benefits to former officers of the Company, and this letter, together with the Schedules and Exhibit hereto, shall supersede the Resolution in all respects, and shall constitute the entire obligation of the Company to provide Benefits to the Covered Persons. By execution of this letter, the Covered Persons hereby waive and relinquish all rights and claims under the Resolution.


                  If you are in agreement with the terms of this letter and the Schedules and Exhibit hereto, please confirm your agreement by signing and returning the enclosed copies of this letter.

                                       Very truly yours,

                                       WILTEK, INC.



                                       By: ____________________________
                                             Name:
                                             Title:



Agreed to and accepted as of
the date first above written:



------------------------------
      Jay Fitzpatrick



------------------------------
      Boris Frenkiel

Mr. Jay Fitzpatrick
Mr. Boris Frenkiel
Mr. F. Spencer


------------------------------
    F. Spencer Pooley

                                  SCHEDULE I

--------------------------------------------------------------  ----------------------------------------------

 Covered Persons                                                Applicable Maximum Amount*
 ---------------                                                -------------------------

-------------------------------------------------------------- ----------------------------------------------
Mr. & Mrs. Jay Fitzpatrick                                                       $200,000
9 Mead Lane
Hilton Head, SC  29926
-------------------------------------------------------------- ----------------------------------------------
Mr. & Mrs. Boris Frenkiel                                                        $ 96,000
241 Catalpa Drive
Wilton, CT  06897
-------------------------------------------------------------- ----------------------------------------------
Mr. & Mrs. F. Spencer Pooley                                                     $104,000
60 Canterbury Court, #646
Orange Park, FL  32065
-------------------------------------------------------------- ----------------------------------------------
Total:                                                                           $400,000
-------------------------------------------------------------- ----------------------------------------------




______________________
   * Amounts are the aggregate Maximum Amounts applicable to the couple listed under the "Covered Persons" column.

                                  SCHEDULE II

-------------------------------------------------------------- --------------------------------------------

  Covered Persons                                              Fund Share
  ---------------                                              ----------
-------------------------------------------------------------- --------------------------------------------
Mr. & Mrs. Jay Fitzpatrick                                               $125,000 (50%)
9 Mead Lane
Hilton Head, SC  29926
-------------------------------------------------------------- --------------------------------------------
Mr. & Mrs. Boris Frenkiel                                                $ 60,000 (24%)
241 Catalpa Drive
Wilton, CT  06897
-------------------------------------------------------------- --------------------------------------------
Mr. & Mrs. F. Spencer Pooley                                             $ 65,000 (26%)
60 Canterbury Court, #646
Orange Park, FL  32065
-------------------------------------------------------------- --------------------------------------------


---------------------
**"Fund Shares are the aggregate amounts applicable to the couple listed under "Fund Share" column.

                                                                       EXHIBIT B


                               ESCROW AGREEMENT
                               ----------------


          ESCROW AGREEMENT, dated as of January 28, 1999, by and among WILTEK, INC., a Connecticut corporation (the "Company"), JAY FITZPATRICK, BORIS FRENKIEL
                                      -------
and F. SPENCER POOLEY (collectively, the "Selling Stockholders") and NICHOLS &
                                          --------------------
LEVINE ASSET MANAGEMENT, INC. (the "Escrow Agent").
                                    ------------

          WHEREAS, the Company has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of January 28, 1999, by and
      -----------------------------
among the Company, Commercial Electronics Capital Partnership, L.P., a Delaware limited partnership, and Commercial Electronics, L.L.C., a Delaware corporation, (collectively, the ""Purchasers"), pursuant to which the Purchasers have agreed
                    ----------
to purchase certain securities of the Company from the Company;

          WHEREAS, the Selling Stockholders have entered into a Stock Purchase Agreement (the Stock "Purchase Agreement"), dated as of January 28, 1999, by and among the Selling Stockholders and the Purchasers, pursuant to which the Purchasers have agreed to purchase certain securities of the Company from the Selling Stockholders;

          WHEREAS, in connection with the Securities Purchase Agreement, the Company has agreed to establish a fund to fulfill a portion of its obligations under a Medical Benefit Letter, dated as of January 28, 1999 (the "Medical
                                                                   -------
Benefit Letter") pursuant to which the Company has agreed to provide medical
--------------
insurance benefits for the Selling Stockholders and their respective spouses as of the date hereof (each such Selling Stockholder and his spouse, a

"Beneficiary" and, collectively, the "Beneficiaries") substantially on the terms
 -----------                          -------------
and subject to the conditions of the Company's medical insurance plan as in effect on the date hereof, and subject to the terms and conditions contained in the Medical Benefit Letter and this Agreement (the "Benefits"); and
                                                    --------

          WHEREAS, this Agreement sets forth the terms and conditions upon which funds deposited by the Company in connection therewith will be held, invested and disbursed by the Escrow Agent.

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I.

                        ESCROW AGENT AND THE ESCROW FUND
                       --------------------------------

          Section A.  Escrow Agent.  The Company hereby appoints NICHOLS &
                      ------------
LEVINE ASSET MANAGEMENT, INC., as Escrow Agent hereunder for purposes of receiving, investing (where appropriate) and disbursing the Escrow Fund (as hereinafter defined).

          Section B.  Establishment of Escrow Fund and Deposit of Funds.
                      -------------------------------------------------
Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company is depositing with the Escrow Agent the sum of $250,000 by wire transfer of immediately available funds (the "Deposited Amount"). The
                                                   ----------------
Deposited Amount as from time to time invested and reinvested as herein provided, less any distributions pursuant to Article II, is herein referred to as the "Escrow Fund."
        -----------

          Section C.  Receipt of Deposited Amount.  The Escrow Agent hereby
                      ---------------------------
acknowledges receipt from the Company of the Deposited Amount and agrees to hold the Deposited Amount and the Escrow Fund in accordance with the terms and conditions set forth herein.

          Section D.  Investment of Escrow Fund.
                      -------------------------

          (a) The Escrow Agent shall invest any or all of the Escrow Fund, and any undistributed accretions thereto or income with respect thereto, in its reasonable discretion in any of the following:

          (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

          (ii) certificates of deposit or accounts with national banks or corporations endowed with trust powers having capital and surplus in excess of $100,000,000;

          (iii) commercial paper at the time of investment rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor's Service, Inc.; and

          (iv) obligations issued by any state or municipality of the United States.

          (b) The Company shall be deemed an "income beneficiary" of the Escrow Fund and, except as provided in the immediately following sentence and Section 2.1, shall have the exclusive right to any income earned thereon. Any income earned and any losses incurred on the Escrow Fund shall be applied to the Fund Shares (defined in Section 1.5) in the proportions set forth on
Schedule I hereto under the caption "Percentage Allocation of Fund" (as such Fund Shares may be adjusted from time to time to reflect distributions pursuant to Article II). The Escrow Agent shall have no responsibility for any loss resulting from any such investment, unless such loss is attributable to its bad faith, willful misconduct or gross negligence.

          Section E.  Fund Shares.  Solely for purposes of fulfilling the
                      -----------
Company's obligation to provide the Benefits, and until such time as an event set forth in clause (x) or (y) of Section 2.2(a) occurs with respect to a Beneficiary, such Beneficiary shall be entitled to the benefit of, in accordance with the terms hereof, a portion of the Escrow Amount (each a "Fund Share" and,
                                                               ----------
collectively, the "Fund Shares").  A Fund Share shall initially be equal to the
                   -----------
portion of the Deposited Amount set forth opposite the name of each Beneficiary on Schedule I hereto under the caption "Percentage Allocation of Fund" and shall thereafter be increased by the proportional share of any income earned and decreased by any payments made to or on behalf of such Beneficiary from such Fund Share and by any losses incurred from time to time and all applied in accordance with Section 1.4. Any funds released under Article II in respect of Benefits provided to a Beneficiary shall be made solely from the Fund Share attributable to such Beneficiary. Except as provided in Section 2.1(c), a Beneficiary shall be entitled only to the benefit of his Fund Share, but not to direct receipt of the monies in the Fund Share.

                                  ARTICLE II.

                      RELEASE OF AMOUNTS FROM ESCROW FUND
                      -----------------------------------

          Section A.  Release of Funds in Connection With Payment of Medical
                      ------------------------------------------------------
Insurance Premiums and Medical Claims.
-------------------------------------

          (a) The parties acknowledge that the Company is currently providing Benefits for the Beneficiaries through a third party health insurance provider (AThird Party Coverage@). So long as the Company continues to maintain Third
  --------------------
Party Coverage for one or more Beneficiaries, the Company shall submit to the Escrow Agent (i) on a quarterly basis, a statement setting forth the payment of premiums paid by the Company for such health insurance in connection with the Benefits provided to the Beneficiaries pursuant to its obligations under the Medical Benefit Letter (including amounts described in Section 2(i)(B) of the Medical Benefits Letter) and (ii) from time to time, but in no event more often than quarterly, a statement setting forth the payment of Benefits, if any, provided by the Company to the Beneficiaries pursuant to its obligations under the Medical Benefit Letter but not otherwise covered by such health insurance. Each invoice or statement so submitted by the Company in accordance with this Section 2.1(a) shall set forth the amounts paid by the Company in connection with Benefits for each Beneficiary (including amounts described in Section 2(i)(B) of the Medical Benefits Letter) (the "Beneficiary's Premium"). Not later than five business days following receipt of such invoice or statement, the Escrow Agent shall pay to the Company from the Fund Share of that Beneficiary an amount equal to the Beneficiary's Premium for that Beneficiary.

          (b) In the event that, for any reason other than as set forth in clauses (x) and (y) of Section 2.2(a) with respect to a Beneficiary, the Company is no longer providing Benefits through Third Party Coverage, and there remain funds in such Beneficiary's Fund Share, (i) the Company shall promptly notify the Escrow Agent that it is no longer providing Benefits through Third Party Coverage and (ii) the Company shall submit to the Escrow Agent from time to time, but in no event more than quarterly, a statement setting forth the payment of amounts paid by the Company in connection with the Benefits provided by the Company to such Beneficiary pursuant to its obligations under the Medical Benefit Letter. Each statement so submitted by the Company in accordance with this Section 2.1(b) shall set forth the amounts paid by the Company in connection with Benefits for each Beneficiary (the "Beneficiary's Coverage").
                                                    ----------------------
Not later than five business days following receipt of such statement, the Escrow Agent shall pay to the Company from the Fund Share of that Beneficiary an amount equal to the Beneficiary's Coverage for that Beneficiary.

          (c) In the event that (i) the Company has been dissolved or otherwise ceases to exist for any reason (and no successor entity has assumed the Company's obligations under the Medical Benefit Letter) or (ii) the entry of a final judgment by an arbitrator or a court that the Company has defaulted in its payment obligations under the Medical Benefit Letter, and there remain funds in a Beneficiary's Fund Share, such Beneficiary may submit directly to the Escrow Agent any invoices for Benefits that, but for the dissolution or other cessation of existence of the Company, or the default by the Company of its obligations, would have been provided by the Company pursuant to the Medical Benefit Letter (the amount of such invoice being referred to herein as a "Benefit Claim"), and
                                                           -------------
the Beneficiary shall be entitled, subject to the provisions of this Agreement, to receive in cash, from the Fund Share attributable to such Beneficiary then held by the Escrow Agent, an amount equal to the lesser of (i) the full amount of the Benefit Claim or (ii) the remaining balance of the Fund Share to which the Beneficiary submitting the Benefit Claim is entitled.

          (d) In no event shall the Escrow Agent make payments, or shall any Beneficiary be entitled to receive payments, in excess of the amount remaining at any time in such Beneficiary's Fund Share.

          Section B.  Release of Remaining Funds to the Company.
                      -----------------------------------------

          (a) With respect to each Beneficiary's Fund Share, upon the earlier to occur of the date on which (x) both individuals who are a Beneficiary of such Fund Share reach the age of 65 or (y) both individuals who are a Beneficiary of such Fund Share die, the Company may direct the Escrow Agent to withdraw and pay to the Company all monies then held by the Escrow Agent in such Fund Share.
Upon receipt of instructions from the Company pursuant to this Section 2.2(a) regarding the release of funds to the Company, any funds due to be paid to the Company from the Escrow Fund shall be paid promptly by the Escrow Agent to the Company.

          (b) In the event that (i) any of the events set forth in clause (x) or
(y) of Section 2.2(a) occurs with respect to all Beneficiaries and (ii) the Company is no longer in existence (and no successor entity has assumed the Company's obligations under the Medical Benefit Letter), all monies remaining in the Fund Shares shall be disbursed in accordance with applicable law.


                                 ARTICLE III.

                               THE ESCROW AGENT
                               ----------------

          Section A.  Concerning the Escrow Agent.
                      ---------------------------

          (a) The duties of the Escrow Agent are only such as are herein specifically provided, and the Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder except as a result of its gross negligence, willful misconduct or bad faith.

          (b) The Escrow Agent shall be reimbursed by the Company for its fees (more specifically set forth on Exhibit A hereto) and any out-of-pocket expenses (including counsel fees) reasonably incurred by it in connection with the performance of its duties and obligations under this Agreement.

          (c) Each of the Company and the Beneficiaries hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the performance of any of its powers or duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection therewith.

          (d) The Escrow Agent shall be entitled to rely upon and to act and refrain from acting in reliance upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party. The Escrow Agent may consult with counsel and shall not be liable for anything it may do or refrain from doing in accordance with the written opinion and instructions of counsel. Copies of all such opinions shall be made available to the other parties hereto upon request.

          (e) Any amounts to be paid by the Escrow Agent to the Beneficiary or the Company hereunder shall be paid in cash, by wire transfer or by cashier's or certified check or by any check drawn by the Escrow Agent.

          (f) The Escrow Agent shall make payment to or for, or deliver documents to, any party only if in its judgment such payment or delivery may be made under the terms of this Agreement without its incurring any liability. If conflicting demands not expressly provided for in this Agreement are made or notices served upon the Escrow Agent with respect to its action or omission under this Agreement, the parties hereto agree that the Escrow Agent shall have the right to elect to do either or both of the following: (i) withhold and stop all future actions or omissions on its part under this Agreement; or (ii) file a suit in interpleader or for instructions or for a declaratory judgment for other relief and obtain an order from the proper court requiring the parties to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Escrow Agent shall be fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Agreement unless and until otherwise ordered by such court.

          (g) In the event the Escrow Agent becomes involved in any litigation or dispute by reason hereof, it is hereby authorized to deposit with the clerk of a court of competent jurisdiction any and all funds or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder. Also, by reason hereof, the Escrow Agent is hereby authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any and all funds, securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder.

          Section B.  Resignation; Removal.  If at any time the Escrow Agent
                      --------------------
shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Escrow Agent or of its property shall be appointed or any public officer shall take charge or control of the Escrow Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company and the Beneficiaries shall appoint a successor Escrow Agent. The Escrow Agent may resign at any time upon 45 days' written notice to the Company and the Beneficiaries. The Beneficiaries and the Company may terminate the Escrow Agent as escrow agent hereunder in their sole discretion, acting jointly, upon 45 days' written notice from the Beneficiaries and the Company to the Escrow Agent prior to the effective date of the termination. All amounts in the Escrow Fund held by a resigning or terminated Escrow Agent hereunder shall be delivered to the successor Escrow Agent on or prior to the effective date of such resignation or termination, as the case may be, or if such successor has not yet been appointed, to a court of competent jurisdiction pending appointment of a successor.


                                  ARTICLE IV.

                                 MISCELLANEOUS
                                 -------------

          Section A.  Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts by the parties hereto in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          Section B.  Invalidity of Provisions.  In case any one or more of the
                      ------------------------
provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected, prejudiced or disturbed thereby.

          Section C.  Captions.  The captions in this Agreement are for
                      --------
conveyance only and do not define or limit the scope or intent of any provisions or Sections of this Agreement.

          Section D.  Termination.  Unless terminated earlier with the consent
                      -----------
of the parties hereto, this Agreement shall remain in full force and effect until all monies in the Escrow Fund shall have been released in accordance with the terms hereof; provided, however, that this Agreement may be terminated on
                  --------  -------
such earlier date, or may be extended until such later date, as may be established by any non-appealable final order of a court of competent jurisdiction directing the termination or extension of this Agreement.

          Section E.  Notices.  Each notice, claim, certificate, request, demand
                      -------
and other communication hereunder shall be in writing and addressed as follows:

          If to the Company, to it at:

                                                                               8
          Wiltek, Inc.
          542 Westport Avenue
          Norwalk, Connecticut 06851
          Attention: President

          with a copy to the other parties hereto;

          If to a Beneficiary, to him at the address set forth opposite such Beneficiary's name on Schedule I hereto,

          with a copy to the other parties hereto, and to:

          The Jacobson Law Firm, LLC
          96 Myrtle Avenue
          P.O. Box 272
          Westport, Connecticut 06881-0272;

          If to the Escrow Agent, to it at:

          Nichols & Levine Asset Management, Inc.
          38 Post Road West
          Westport, Connecticut 06880

          with a copy to the other parties hereto;

or to such other addresses as the person to whom notice is to be sent may have previously furnished to the other parties in writing in the manner set forth above. Any such notice, claim or other communication shall be deemed conclusively to have been given and received (i) on the first business day following the day duly sent by telecopier, or timely received by a nationally recognized overnight courier or United States Express Mail, with the cost of transmission or delivery prepaid; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise personally delivered to the addressee.

          Section F.  Binding Agreement.  All covenants and agreements contained
                      -----------------
in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, administrators and legal representatives of the parties hereto whether so expressed or not.

          Section G.  Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of Connecticut without regard to choice of law or conflict of law provisions or rules.

          Section H.  Fiscal Year and Tax ID Number.  For purposes of
                      -----------------------------
administration of the Fund, the fiscal year shall be the fiscal year of the Company, which at the date hereof is October 31, and the tax ID number shall be the tax ID number of the Company.

          Section I.  Miscellaneous.  This Agreement and the Securities Purchase
                      -------------
Agreement contain the entire understanding of the parties with respect to the subject matter hereof. No agreement shall be effective to change or modify, supplement, amend or discharge in whole or in part this Agreement unless such agreement is in writing, signed by the parties to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                              WILTEK, INC.


                              By_____________________________
                              Title:



                              ________________________________
                                      Jay Fitzpatrick



                              _________________________________
                                      Boris Frenkiel



                              _________________________________
                                      F. Spencer Pooley

                              NICHOLS & LEVINE ASSET MANAGEMENT, INC.


                              By_____________________________
                              Title:

                                  SCHEDULE I



Beneficiaries                   Percentage Allocation of Fund
------------------------------  ------------------------------
--------------------------------------------------------------
Mr. & Mrs. Jay Fitzpatrick                                 50%
9 Mead Lane
Hilton Head, SC 29926
--------------------------------------------------------------
Mr. & Mrs. Boris Frenkiel                                  24%
241 Catalpa Drive
Wilton, CT 06897
--------------------------------------------------------------
Mr. & Mrs. F. Spencer Pooley                               26%
60 Canterbury Court, #646
Orange Park, FL 32065
--------------------------------------------------------------

                                   EXHIBIT A



          Nichols & Levine Asset Management, Inc., located at 38 Post Road West, Westport, CT 06880, will provide services as escrow agent for a fee of .5% of the escrowed funds, payable quarterly, to be deducted from the funds on deposit as the escrowed account, together with other reasonable expenses actually incurred and normal transaction charges.

                                   Exhibit C

Intentionally omitted. See Exhibit 3.2

                                                                       EXHIBIT D
                                                                       ---------

NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN AND WILL BE SOLD IN RELIANCE UPON EXEMPTIONS THEREUNDER. THE SALE OR OTHER DISPOSITION OF THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS RESTRICTED IN ACCORDANCE WITH THAT ACT AND THOSE LAWS, MAY ONLY BE MADE PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND, IN THE EVENT OF SUCH AN UNREGISTERED SALE OR OTHER DISPOSITION, IS PROHIBITED UNLESS THE ISSUER HEREOF RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THAT ACT OR THOSE LAWS.


                                                WARRANT NO. 1


                                    WARRANT

                      TO PURCHASE SHARES OF COMMON STOCK,

                                 NO PAR VALUE,

                                      OF

                                 WILTEK, INC.


        THIS IS TO CERTIFY THAT COMMERCIAL ELECTRONICS CAPITAL PARTNERSHIP, L.P.1, or its registered assigns, is the owner of 375,000 Warrants (as defined below), each of which entitles the registered holder thereof to purchase from WILTEK, INC., a Connecticut corporation (the "Company"), one fully paid, duly authorized and non-assessable share of Common Stock, no par value, of the Company (the "Common Stock"), at any time prior to 5:00 p.m., New York City time,




------------------------------
*1 Identical Warrant covering 1,125,000 shares to be held by Commercial Electronics, L.L.C. will be executed at closing.

on July 28, 2000 (the "Expiration Date"), at $1.00 per share (the "Exercise
                       ---------------                             --------
Price"), all on the terms and subject to the conditions hereinafter set forth.
-----

        The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable") is subject to adjustment from time to
                        ---------------
time pursuant to the provisions of Section 2 of this Warrant Certificate. The Warrants evidenced by this certificate are part of a series of warrants to purchase initially up to 1,500,000 shares of Common Stock (the "Warrants")
                                                                --------
issued pursuant to a Securities Purchase Agreement, dated as of January 28, 1999, by and among the Company, Commercial Electronics Capital Partnership, L.P. and Commercial Electronics, L.L.C. (the "Purchase Agreement").

        Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11 hereof.


        Section 1. Exercise of Warrant. Subject to the last paragraph of this
                   -------------------
Section 1, the Warrants evidenced hereby may be exercised, in whole but not in part, by the registered holder hereof at any time prior to the Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such holder elects to exercise all or a specified number of the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (c) an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws, and (d) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable in cash or by a certified or official bank check payable to the order of the Company (collectively, the "Warrant Exercise
                                                              ----------------
Documentation").
-------------

        As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock specified in the Warrant Exercise Documentation, (ii) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (iii) if less than the full number of Warrants evidenced hereby are then being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price in effect at the date of such surrender.

        The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

        In connection with the exercise of any Warrants evidenced hereby, no fractions or shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the date of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

        Section 2.  Adjustments.
                    -----------

               (a)    Adjustment of Number Issuable. The Number Issuable shall
                      -----------------------------
be subject to adjustment from time to time as follows:

                      (i) In case the Company shall at any time or from time to time after the Issue Date:

                           (A) pay a dividend or make any other distribution on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 2 shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company;

                           (B) subdivide the outstanding shares of Common Stock into a larger number of shares;

                           (C) combine the outstanding shares of Common Stock into a smaller number of shares; or

                           (D) issue any shares of its capital stock in a reclassification of the Common Stock;

         then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                        (ii) In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment is made under Section 2(a)(i)) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share of Common Stock less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, in the case of any such distribution other than a distribution of cash, based on an opinion of a nationally recognized investment banking firm unaffiliated with either the Company or the holders of the Warrants, chosen by the Company (which shall bear the expense thereof) and reasonably acceptable to a majority of the holders of the Warrants, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                        (iii) In case the Company at any time or from time to time shall take any action affecting its Common Stock which could have a dilutive effect on the number of shares of Common Stock that may be issued upon exercise of this Warrant, other than an action described in any of Section 2(a)(i), 2(a)(ii) or Section 2(b) or an action that would have the same dilutive effect on this Warrant as on the Common Stock, then, and in each such case, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Warrants evidenced hereby).

                        (iv) In the event that any convertible or exchangeable securities, options, warrants or other rights, the issuance of which shall have given rise to an adjustment pursuant to this Section 2(a) ("Convertible Securities"), shall have expired or terminated without
           ----------------------
         the exercise thereof and/or if there shall have been an increase, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof or a decrease in the number of shares of Common Stock issuable upon the exercise or conversion thereof, then the Number Issuable hereunder shall be readjusted (but to no greater extent then originally adjusted) on the basis of (A) eliminating from the computation of the Number Issuable as of the time of the issuance of the Convertible Securities any shares of Common Stock corresponding to such Convertible Securities as shall have expired or terminated, (B) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Convertible Securities as having been issued for the consideration actually received and receivable therefor and (C) treating any of such Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at such time.

                        (v) Upon any increase or decrease in the Number Issuable, then, and in each such case, the Company promptly shall deliver to each registered holder of Warrants at least five Business Days prior to effecting any transaction which would result in such increase or decrease a notice thereof, together with a certificate, signed by the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                        (b) Reorganization, Reclassification, Consolidation,
                            -----------------------------------------------
Merger or Sale of Assets. In case of any capital reorganization or
------------------------
reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing
                  -----------
Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby at least five Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

         Section 3.  Notice of Certain Events. In case at any time or from time
                     ------------------------
to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a) hereof, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the date on which such dividends, distribution, rights or warrants are made or issued or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 2(b) applies,
           --------
the Company shall give at least ten Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         Section 4. Certain Covenants. The Company covenants and agrees that all
                    -----------------
shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and non-assessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

         Section 5. Registered Holder. The person in whose name this Warrant
                    -----------------
Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

         Section 6. Transfer of Warrants. Any transfer of the rights represented
                    --------------------
by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

         Section 7. Denominations. The Company covenants that it will, at its
                    -------------
expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 8. Replacement of Warrants. Upon receipt of evidence
                    -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (which evidence, in the case of an institutional holder of Warrants, shall consist of a letter from such holder to such effect) and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which indemnity, in the case of an institutional holder of Warrants, shall consist of an unsecured letter of indemnity from such holder), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED
                    -------------
AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 10. Rights Inure to Registered Holder. The Warrants evidenced
                     ---------------------------------
by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered holder.

Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

         Section 11. Definitions. For the purposes of this Warrant Certificate,
                     -----------
the following terms shall have the meanings indicated below:

                  "Business Day" shall mean any day other than a Saturday,
                   ------------
Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Current Market Price" per share shall mean, on any date
                   --------------------
specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and
(b) if the Common Stock is not then listed or quoted in the over-counter market, the Market Price on such date.

                  "Exercise Price" shall have the meaning given it in the first
                   --------------
paragraph hereof.

                  "Expiration Date" shall have the meaning given it in the first
                   ---------------
paragraph hereof.

                  "Fair Market Value" shall mean the amount which a willing
                   -----------------
buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

                  "Issue Date" shall mean January 28, 1999.
                   ----------

                  "Market Price" shall mean, per share of Common Stock, on any
                   ------------
date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on
                       -----------------------
such date is published in The Wall Street Journal, the average of the closing
                          -----------------------
bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange, Inc. selected by the Company; or
(d) if none of (a), (b) or (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company based on an opinion of a nationally recognized investment banking firm unaffiliated with either the Company or the holders of the Warrants, chosen by the Company (who shall bear the expense thereof) and acceptable to the holders of at least a majority in interest of the Warrants.

                  "NASD" shall mean the National Association of Securities
                   ----
Dealers, Inc.

                  "NASDAQ" shall mean the National Market System of the National
                   ------
Association of Securities Dealers, Inc. Automated Quotations System.

                  "Number Issuable" shall have the meaning given it in the
                   ---------------
second paragraph hereof.

                  "Person" shall mean any individual, corporation, limited
                   ------
liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Preferred Stock" shall mean the Company's Senior Convertible
                   ---------------
Series A Stock, no par value, issued pursuant to the Purchase Agreement.

                  "Purchase Agreement" shall have the meaning given it in the
                   ------------------
second paragraph hereof.

                  "Warrant Exercise Documentation" shall have the meaning given
                   ------------------------------
it in Section 1 hereof.

                   Section 12. Notices. All notices, demands and other
                               -------
communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at 542 Westport Avenue, Norwalk, Connecticut 06853, Attention: President, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered, if delivered by hand or by overnight courier service; and three Business Days after being deposited in the mail, postage prepaid, if mailed.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

                                        WILTEK, INC.



                                        By:_________________________________
                                           Name:
                                           Title:

                            [Form of Assignment Form]

                 {To be executed upon assignment of Warrants}

        The undersigned hereby assigns and transfers this Warrant Certificate to ______________ whose Social Security Number or Tax ID Number is _____________ and whose record address is _____________________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                          Signature:



                                          ___________________________________


                                          Signature Guarantee:


                                          ___________________________________



Date: ___________________________

                                                                       EXHIBIT E
                                                                       ---------

================================================================================

                         REGISTRATION RIGHTS AGREEMENT

                                     among

               COMMERICAL ELECTRONICS CAPITAL PARTNERSHIP, L.P.,


                         COMMERICAL ELECTRONICS, L.L.C

                                      and

                                 WILTEK, INC.

                              -------------------

                               January 28, 1999

                              -------------------


================================================================================

                               Table of Contents

                                                                            Page

1.       Registration on Request.............................................  1

2.       Incidental Registration.............................................  4

3.       Registration Procedures.............................................  5

4.       Underwritten Offerings..............................................  8

5.       Preparation; Reasonable Investigation............................... 10

6.       Rights of Requesting Holders........................................ 10

7.       Registration Expenses............................................... 11

8.       Indemnification and Contribution.....................................11

9.       Registration Rights to Others........................................14

10.      Nominees for Beneficial Owners.......................................14

11.      Rule 144.............................................................14

12.      Definitions..........................................................15

13.      Miscellaneous........................................................17

                         REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of January 28, 1999, by and among COMMERCIAL ELECTRONICS CAPITAL PARTNERSHIP, L.P., a Delaware limited partnership, COMMERCIAL ELECTRONICS, L.L.C., a Delaware limited liability company, (collectively, the "Purchasers"), and WILTEK, INC., a Connecticut corporation (the "Company").

                  This Agreement is made in connection with (a) the Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the "Securities Purchase Agreement"), pursuant to which the
                     -----------------------------
Company has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Company, (i) an aggregate of 1,000,000 shares of the Company's Series A Senior Convertible Preferred Stock, no par value (the "Preferred Stock"), and (ii) Warrants ("Warrants") to purchase up to 1,500,000
 ---------------                        --------
shares of the Company's Common Stock, no par value (the "Common Stock"), and (b)
                                                         ------------
the Stock Purchase Agreement, dated the date hereof, by and between the stockholders named therein (the "Selling Stockholders") and the Purchasers (the "Stock Purchase Agreement"), pursuant to which the Selling Stockholders have
 ------------------------
agreed to sell to the Purchasers and the Purchasers have agreed to purchase from the Selling Stockholders, an aggregate of 732,160 shares of the Company's Common Stock. The Preferred Stock is convertible into shares of the Company's Common Stock. In order to induce the Purchasers to purchase the shares of Preferred Stock and the Warrants, the Company has agreed to grant registration rights with respect to the Registrable Securities as set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings given them in Section 12.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  1.    Registration on Request.
                        -----------------------

                        (a) Request. Except as otherwise provided in this
                            -------
Section 1, at any time and from time to time, upon the written request of one or more Initiating Holders requesting that the Company effect a registration under the Securities Act of all or any part of such Initiating Holders' Registrable Securities, and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten (10) days after receipt of such written request, give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect, as reasonably expeditiously as practicable, the registration under the Securities Act, including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request (but in the case of a shelf registration only if the Company is then eligible to use Form S-2 or S-3 (or any successor forms) for such a shelf registration), of:

                       (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holder or Holders, for disposition in accordance with the intended method or methods of disposition stated in such request,

                       (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request delivered to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition thereof), and

                        (iii) all other securities which the Company wishes to register, whether for its own account or for the account of the holders thereof,

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that any holder of Registrable Securities to be included in any such registration, by written notice to the Company within ten (10) days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to Section 1(e), may withdraw such request and, upon receipt of such notice of the withdrawal of such request from holders comprising the Requisite Holders, the Company may elect not to effect such registration.

          (b)  Number of Registrations.  The Company shall not be required to
               -----------------------
effect more than three (3) registrations pursuant to this Section 1.


          (c)  Registration Statement Form. Registrations under this Section 1
               ---------------------------
shall be on such appropriate registration form of the Commission (i) as shall be requested by the Requisite Holders (provided that the Company is then eligible to use such form) and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for their registration.

          (d)  Effective Registration Statement. A registration requested
               --------------------------------
pursuant to this Section 1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if the registration does not remain effective for a period of at least ninety (90) days (or, with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, for a period of at least one (1) year) or, in either case if earlier, until all the Registrable

Securities requested to be registered in connection therewith were sold or withdrawn by the participating Holders, (iii) if, after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to actions taken by the holders of Registrable Securities), or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied and no such closing occurs, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered.

               (e) Registration of Other Securities. Whenever the Company shall
                   --------------------------------
effect a registration pursuant to this Section 1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless holders of Registrable Securities requesting registration thereof pursuant to Section 1, representing not less than 50% of the Registrable Securities with respect to which registration has been requested, shall have consented in writing to the inclusion of such other securities.

              (f) Postponement. The Company shall be entitled to postpone for a
                  ------------
reasonable period of time (but not exceeding sixty (60) days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this Section 1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. The Company may not postpone a filing pursuant to this Section 1(f) more than once in any twelve-month period. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 1, representing not less than 15% of the Registrable Securities with respect to which registration has been requested and constituting not less than 50% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 1.

              (g) Limitations on Registration on Request. Notwithstanding
                  --------------------------------------
anything in this Section 1 to the contrary, the Company shall not be required to effect a registration pursuant to this Section 1 (i) prior to the first anniversary of the date hereof or (ii) within the 12-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 1(d) hereof) of a registration statement filed pursuant to this Section 1.

        2.  Incidental Registration.
            -----------------------

            (a) Incidental Rights. If the Company at any time proposes to
                -----------------
register, on any form which may be used for the registration of Registrable Securities other than Form S-4 or Form S-8 (or any successor or similar forms then in effect), any of its securities under the Securities Act (other than pursuant to Section 1), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2; such notice to be given to all such holders at least twenty (20) days prior to the filing of such proposed registration statement. Upon the written request of any such holder (a "Requesting Holder") made within fifteen (15) days after the giving of any such
 -----------------
notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. With respect to an underwritten offering, prior to the effective date of any registration statement filed in connection with a registration described in this Section 2, promptly upon notification to the Company from the managing underwriter of the price at which the Registrable Securities requested to be registered pursuant to this
Section 2 are to be sold, the Company shall advise each Requesting Holder of such price, and if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement.

            (b)   Not Deemed a Demand Registration. No registration effected
                  --------------------------------
pursuant to this Section 2 shall be deemed to have been effected pursuant to
Section 1.

            (c)   Holdback. If the Company previously shall have received a
                  --------
request for registration pursuant to Section 1 or this Section 2, and if such previous registration shall not have been withdrawn or abandoned, the Company will not effect any registration of any of its securities under the Securities Act, whether or not for sale for its own account, until a period of ninety (90) days shall have elapsed from the effective date of such previous registration.

            (d)   Discontinuance. Notwithstanding anything to the contrary in
                  --------------
this Section 2, the Company shall have the right to discontinue any registration under this Section 2 at any time prior to the effective date of such registration, if the registration of other securities giving rise to such registration under this Section 2 is discontinued; but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to
Section 1 or 2.

        3.   Registration Procedures. If and whenever the Company is required to
             -----------------------
use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1 or Section 2, the Company will promptly:

            (a) prepare and (in any event within ninety (90) days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best reasonable efforts promptly to cause such registration statement to become effective; provided that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Securities have either been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or the sale thereof has been abandoned by such sellers and (ii) ninety (90) days after the effective date of such registration statement, except with respect to any such registration statement filed pursuant to Rule 415 (or any successor Rule) under the Securities Act, in which case such period shall be one year;

            (c) furnish as soon as available to each seller of Registrable Securities covered by such registration statement such number of copies of such drafts and final versions of such registration statement and of each such amendment, post-effective amendment and supplement thereto (in each case including all exhibits), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or such holder may reasonably request;

            (d) use its commercially reasonably efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

            (e) cooperate with the sellers of such Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which securities shall not bear any restrictive legends indicating that the securities have not been registered under the Securities Act and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as such sellers may request at least two (2) business days prior to any sale of Registrable Securities;

            (f)ab furnish to each seller of Registrable Securities upon request a copy of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel in underwritten public offerings of securities and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as the Requisite Holders or the underwriters, as the case may be, may reasonably request, subject to the delivery by such seller to such independent public accountants of such documents as are reasonable and customary in transactions of this nature;

            (g)ab promptly notify each seller of such Registrable Securities, and (if requested by any such seller) confirm such advice in writing, (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (h) promptly notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (i) use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

            (j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, and furnish to each such seller at least ten (10) days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

           (k) provide and cause to be maintained a transfer agent and a registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

            (l) cause all Registrable Securities covered by such registration statement to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted;

            (m) makes its officers and employees available to participate in presentations to potential purchasers of Registrable Securities;

            (n) cause its subsidiaries and affiliates to take all action necessary or advisable to effect the registration of the Registrable Securities contemplated hereby, including preparing and filing any required financial information; (o)ab provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable registration statement; and

            (p) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each holder of Registrable Securities which will be included in such registration (i) to furnish the Company such information relating to such holder as the Company may reasonably request and as is required by applicable laws or regulations, and (ii) to provide the Company with written confirmation that such holder will comply with applicable laws and regulations, and provide the Company with such further information necessary for the Company to abide by applicable laws and regulations, in such form as the Company may reasonably request.

         4.   Underwritten Offerings.
              ----------------------

             (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 1, the Company will use its commercially reasonable efforts to enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in such agreements, including, without limitation, indemnities to the effect and to the extent provided in Section 8. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities. Except as set forth in this Agreement, no holder of Registrable Securities shall be required (i) to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law or
(ii) to indemnify (or contribute with respect to an indemnifiable claim) the Company or any underwriters of the Registrable Securities, except as set forth in Section 8.

                (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2 and subject to the provisions of this
Section 4(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters; provided that if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the holders of Registrable Securities requesting such registration) that, in its opinion the total number of shares which the Company, the holders of Registrable Securities and any other holders of securities of the Company propose to be included in such registration is sufficiently large to materially and adversely affect the success of such offering (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), then after inclusion of the number of securities to be sold by the Company for its own account in such registration, the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata (in accordance with the number of Registrable Securities requested to be included in such registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by holders of Registrable Securities than the fraction of similar reductions imposed on such other Persons over the amount of securities they intended to offer. Any holder of Registrable Securities to be included in such registration may withdraw its request to have its securities so included by notice to the Company promptly after receipt of a copy of a notice from the managing underwriter pursuant to this Section 4(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities. Except as set forth in this Agreement, no holder of Registrable Securities shall be required (i) to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law or (ii) to indemnify (or contribute with respect to an indemnifiable claim) the Company or any underwriters of the Registrable Securities, except as set forth in Section 8, except to the extent that the other holders of securities included in such registration statement (other than holders of Registrable Securities) have agreed to make such representations and warranties or to indemnify the Company in connection with such registration.

            (c) Holdback Agreements. Each holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, during the seven (7) days prior to the date on which any underwritten registration pursuant to Section 1 or 2 has become effective and the ninety (90) days (or such longer period as shall have been agreed to by all of the holders of securities included in such registration statement other than the holders of Registrable Securities) thereafter, except as part of such underwritten registration or to the extent that such holder is prohibited by applicable law from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or an investment adviser. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and the ninety (90) days after any underwritten registration pursuant to Section 1 or 2 has become effective, except as part of such underwritten registration.

            (d) Selection of Underwriters. If a requested registration pursuant to Section 1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company, which selection shall be subject to the approval of the Requisite Holders. If an incidental registration pursuant to
Section 2 involves one or more underwriters, the underwriter or underwriters shall be selected by the Company.

        5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered, and their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      6. Rights of Requesting Holders. If any registration statement refers to
         ----------------------------
any Requesting Holder by name or otherwise as the holder of any securities of the Company, such holder shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that, if true, the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

     7. Registration Expenses. The Company will, whether or not any registration
        ---------------------
pursuant to this Agreement shall become effective, pay all Registration Expenses incident to its performance under or compliance with this Agreement promptly as such Registration Expenses are incurred.

    8. Indemnification and Contribution.
       --------------------------------

       (a) The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1 or 2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, agents and Affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, agent, Affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, agent, Affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such
            --------  -------
case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such final prospectus was required to be delivered to such Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent, Affiliate or controlling person and shall survive the transfer of such securities by such seller.


        (b) As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus, contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party
            --------  -------
under this Section 8(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

        (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 8(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event a bona fide conflict of interest between the indemnified and indemnifying parties exists, the indemnifying party hereunder shall only be responsible for the payment of reasonable fees and expenses of a single counsel for the indemnified parties hereunder. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

        (d)  Contribution. If the indemnification provided for in this Section 8
             ------------
shall for any reason be held by a court to be unavailable to an indemnified party under Section 8(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 8(a) or (b), the indemnified party and the indemnifying party under Section 8(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement, provided, that for purposes of clause (i) or (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under clause (a) of this Section 8 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As among sellers who are guilty of such fraudulent misrepresentation, such sellers' obligations to contribute as provided in this Section 8(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     (e) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

     (f) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable; provided that the indemnified party shall reimburse the indemnifying party for any payments made with the stated purpose of satisfying the requirements of this clause (f) which were not required to be made by this Section 8.

     9. Registration Rights to Others. The Company hereby represents to the
        -----------------------------
holders of Registrable Securities that the rights granted herein do not conflict with the rights, if any, granted to any other holder of securities of the Company. If the Company shall at any time provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with any of the rights provided in this Agreement to the holders of Registrable Securities. The Company shall provide to the holders of Registrable Securities copies of any agreements which purport to grant rights with respect to the registration of any of the Company's securities to any holder or prospective holder thereof promptly upon executing the same.

     10. Nominees for Beneficial Owners. For purposes of this Agreement, in the
         ------------------------------
event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     11. Rule 144. So long as the Company shall be required to file reports
         --------
under the Exchange Act, the Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, including, without limitation, filing on a timely basis all reports required to be filed pursuant to the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     12. Definitions. As used herein, unless the context otherwise requires, the
         -----------
following terms have the following respective meanings:

      "Affiliate" means any Person controlling, controlled by or under common
       ---------
control with the Person in question. As used herein, "control" means the beneficial ownership of at least a majority of the equity interests of a Person entitling the owner of such interests to direct the policies and operations of such Person.

      "Commission" means the Securities and Exchange Commission and
       ----------
any successor federal agency having similar powers.

      "Common Stock" means the Common Stock, no par value, of the Company,
       ------------
together with any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, but shall not mean the Preferred Stock.

      "Company" shall have the meaning assigned such term in the introductory
       -------
paragraph of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
       ------------
any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Initiating Holders" means, as of any date of determination, any holder or
       ------------------
holders of Registrable Securities holding individually or in the aggregate more than 50% of the shares of Registrable Securities then outstanding.

      "Person" means an individual, a partnership, a limited liability company,
       ------
a joint venture, a corporation, a trust, an association, an organization, a business, an unincorporated organization or a government or political subdivision thereof or agency thereof or other entity of any kind.

      "Preferred Stock" shall have the meaning assigned to that term
       ---------------
in the recitals of this Agreement.

      "Purchasers" shall have the meaning assigned such term in the
       ----------
introductory paragraph of this Agreement.

      "Registrable Securities" means any shares of Common Stock (i)
       ----------------------
sold to the Purchasers pursuant to the Stock Purchase Agreement, (ii) issued or issuable upon conversion of shares of Preferred Stock sold to the Purchasers pursuant to the Securities Purchase Agreement or upon exercise of the Warrants or (iii) issued or issuable with respect to any of the securities referred to in clauses (i) or (ii) by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or antidilution protection or otherwise. As to any particular Registrable Security, such security shall cease to be a Registrable Security when (x) a registration statement with respect to the sale of such security shall have become effective under the Securities Act and the holder thereof shall have had the opportunity to dispose of such security in accordance with such registration statement, (y) such security shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, or (z) such security, once issued, shall have ceased to be outstanding.

                   "Registration Expenses" means all expenses incident to the
                   ---------------------
Company's performance of or compliance with Sections 1 and 2, including, without limitation, all registration and filing fees, all fees of national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the

Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities, which shall not be paid by the Company) and all of the first $10,000, and 50% of the amount in excess of $10,000, of the reasonable fees and expenses of one counsel to the selling holders of Registrable Securities (selected by selling holders of Registrable Securities representing a majority of the Registrable Securities covered by such registration); provided, however, that in the event the Company shall, in
               --------  -------
accordance with Section 2(d), not register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration shall be deemed Registration Expenses.

                  "Requesting Holders" shall have the meaning assigned to such
                   ------------------
term in Section 2 hereof.

                  "Requisite Holders" means with respect to any registration of
                   -----------------
Registrable Securities by the Company pursuant to this Agreement, any holder or holders of a majority of the Registrable Securities requested to be registered.

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Stockholders" shall have the meaning assigned such
                   --------------------
term in the recitals of this Agreement.

                  "Securities Purchase Agreement" shall have the meaning
                   -----------------------------
assigned such term in the recitals of this Agreement.

                  "Stock Purchase Agreement" shall have the meaning assigned
                   ------------------------
such term in the recitals of this Agreement.

                  "Warrants" shall have the meaning assigned such term in the
                   --------
recitals of this Agreement.

                  13. Miscellaneous.
                      -------------
                     (a)   Remedies. Each holder of Registrable Securities, in
                           --------
addition to the rights provided herein and at law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                (b)  Adjustments Affecting Registrable Securities. The Company
                     --------------------------------------------
will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to the terms of this Agreement.

                (c)  Amendments and Waivers. The provisions of this Agreement,
                     ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of a majority of the Registrable Securities.

                (d)  Notices. All notices and other communications provided for
                     -------
or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, or air courier guaranteeing overnight delivery:

                       (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 13(d); and

                       (ii) if to the Company, at Wiltek, Inc., 542 Westport Avenue, Norwalk, Connecticut 06853, Attention: President; or at such other address, notice of which is given in accordance with the provisions of this Section 1 3(d).

                  All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                (e)   Assignment. This Agreement shall be binding upon and inure
                      ----------
to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Purchasers, any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. This Agreement may not be assigned by the Company without the prior written consent of the holders of a majority of the Registrable Securities at the time such consent is requested. The Purchasers (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with the transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

            (f)  Calculation of Percentage Interests in Registrable Securities.
                 -------------------------------------------------------------
For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made, assuming, if applicable, the exercise, conversion or exchange of the Company's securities into Registrable Securities in accordance with the terms of such securities.

             (g) Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

             (h) Headings. The headings in this Agreement are for convenience of
                 --------
reference only and shall not limit or otherwise affect the meaning hereof.

             (i) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
                 -------------
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

             (j) Severability. In the event that any one or more of the
                 ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

             (k) Certain Distributions. The Company shall not at any time make a
                 ---------------------
distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if holders of Registrable Securities are entitled to receive such securities in such distribution as holders of Registrable Securities

                                                                              20
and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the holders of Registrable Securities are also registered under the Securities Act.

             (l) Entire Agreement. This Agreement is intended by the parties as
                 ----------------
a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Registration Rights Agreement as of the date first above written.

                                    COMMERCIAL ELECTRONICS CAPITAL
                                    PARTNERSHIP, L.P.

                                    By Electronics Investments, L.L.C.
                                            Its General Partner

                                    By:________________________________
                                            Name:
                                            Its: Member


                                    COMMERCIAL ELECTRONICS, L.L.C.

                                    By Electronics Investments, L.L.C.
                                            Its General Partner


                                    By:________________________________
                                            Name:
                                            Its:



                                    WILTEK, INC.


                                    By:________________________________
                                            Name:
                                            Title: